Exhibit 10.3
Execution Version

MASTER LEASE AGREEMENT Dated as of November 7, 2025 Between BHE B2H, LLC, as Lessor and PACIFICORP, as Lessee

TABLE OF CONTENTS

Page(s)
1. LEASING	1
2. TERM RENT AND PAYMENT	1
3. DELIVERY, USE AND OPERATIONS	3
4. MAINTENANCE	4
5. INSURANCE	5
6. LOSS OF DAMAGE	7
7. REPORTS AND LESSEE COVENANTS	9
8. EARLY PURCHASE OPTION; END OF TERM LEASE OPTIONS.	12
9. DEFAULT; REMEDIES.	13
10. ASSIGNMENT.	17
11. INDEMNIFICATION.	18
12. INTENT; TITLE.	20
13. REPRESENTATIONS and WARRANTIES OF THE LESSEE.	20
14. CHOICE OF LAW; JURISDICTION.	24
15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LESSOR.	24
16. RESERVED.	25
17. MISCELLANEOUS.	25
18. CONFIDENTIALITY.	27
19. No Reliance by Other Parties.	28
20. INTENTION OF THE PARTIES.	28
21. REPRODUCTION OF DOCUMENTS.	28
APPENDIX A- DEFINITIONS
EXHIBIT NO. 1 – PROJECT SCHEDULE
EXHIBIT NO. 2 – FORM OF OFFICER’S CERTIFICATE

-i-

MASTER LEASE AGREEMENT
This MASTER LEASE AGREEMENT (this “Master Lease Agreement”) is made as of November 7, 2025, between (i) PacifiCorp, an Oregon corporation (hereinafter called, together with any successors and permitted assigns, each, individually, the “Lessee”), and (ii) BHE B2H, LLC, a Delaware limited liability company, together with each designee of assignee which is from time to time designated or assigned the right to enter into a Lease and execute a Schedule, as lessor, and thereby upon execution of a Schedule becomes a party hereto (hereinafter called, together with any successors and permitted assigns, each, individually, the “Lessor”).
WHEREAS, Lessee and Lessor are entering into that certain Master Purchase Agreement, dated as of even date herewith (the “Master Purchase and Sale Agreement”), under which they may from time to time enter into Project-specific schedules, which together with the terms and conditions of the Master Purchase and Sale Agreement, would each form a “Purchase and Sale Agreement” under which Lessor would fund capital expenditures with respect to the applicable Project as advance installments towards the ultimate purchase and sale of such Project from Lessee to Lessor simultaneous with the Basic Term Commencement Date under the Lease with respect to such Project.
NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto, intending by their signatures hereon to be legally bound hereby, do hereby agree as follows:
Subject to the terms and conditions set forth herein and the applicable Schedule, the Lessor agrees to lease to the Lessee, and the Lessee agrees to lease from the Lessor, the Project Interest as more fully described in the applicable Schedule to be executed by Lessee and the applicable Lessor pursuant hereto. Upon execution of a Schedule by Lessee and the applicable Lessor, this Master Lease Agreement and such Schedule constituting a lease shall be collectively referred to as the “Lease”.
Except as otherwise expressly provided, all capitalized terms used in this Master Lease Agreement and each Lease shall have the meanings set forth in Appendix A hereto, and the rules of construction set forth in Appendix A hereto shall apply to this Master Lease Agreement and each Lease.
1.LEASING.
This Master Lease Agreement shall be effective from and after the date of execution hereof. On the applicable Basic Term Commencement Date, the Lessor and the Lessee shall execute and deliver a Schedule containing information specified on Exhibit No. 1 (“Schedule”) for the Project described in Annex A to such Schedule to be leased hereunder, whereupon this Master Lease Agreement and such Schedule shall constitute a Lease hereunder and such Project Interest shall be deemed to have been accepted by the applicable Lessee and shall become subject to the Lease. The Lessee hereby agrees that its execution and delivery of a Schedule shall, without further act, irrevocably constitute acceptance by the Lessee of such Project Interest for all purposes of this Master Lease Agreement and the applicable Lease.
2.TERM, RENT AND PAYMENT.
(a)Lease Term. The term of the Lease as to any Project Interest shall commence on the applicable Basic Term Commencement Date for such Project Interest and shall continue for the period specified in the applicable Schedule for such Project Interest (the “Term”). If any Term is extended, the word “Term” shall be deemed to refer to all extended terms, and all provisions of the Lease shall apply during any extended terms, except as otherwise may be specifically provided in writing by the parties hereto.
(b)Rent. On each Rent Payment Date during the Term, the Lessee shall pay to the Lessor Basic Rent for the Project Interest leased to the Lessee hereunder in an amount specified in Annex F to the applicable Schedule for such Rent Payment Date. The Lessee shall also pay to the Lessor, or to whosoever shall be entitled thereto, any and all of the other amounts, liabilities and obligations (other than Basic Rent) which the Lessee is obligated to pay under the Lease or any other Lease Document, including the EBO Price, Stipulated Loss Value payments and any indemnities payable under Section 11 (collectively, “Supplemental Rent”, and together with Basic Rent, collectively, “Rent”), promptly when due and payable hereunder to Lessor or any other Person or person entitled thereto. Rent shall be paid to the Lessor by wire transfer of immediately available funds by 11 a.m. Pacific Standard Time on each Rent Payment Date as set forth in Section I of the applicable Schedule or to such other account as the Lessor may direct in writing to the Lessee. If any Rent is not paid when due hereunder or under any other Lease Document, the Lessee agrees to pay interest (accruing at the Overdue Rate specified in the applicable Schedule) with respect to the amount in arrears for the period such amount remains unpaid (the “Late Charge”).
(c)Net Lease. The Lease is a triple net lease. Upon the Lessee’s execution of a Schedule and acceptance thereof by the Lessor, such Lease shall constitute a non-cancelable net lease. The Lessee’s obligation to pay all Rent payable hereunder and the Lessee’s obligations otherwise to perform its obligations under or with respect to the Lease and the other Lease Documents, are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including (i) any right of setoff, counterclaim, recoupment, deduction, abatement, defense or other right which Lessee may have against the Lessor, the manufacturer or vendor of the Equipment, or any other Person, for any reason whatsoever, including, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict liability in tort or negligence of the Lessor) of the Lessee against the Lessor under any Lease Document or otherwise, (ii) any defect in the title, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of all or any portion of, the Project, or any interruption or cessation in the use or possession thereof by the Lessee or any other Person for any reason whatsoever, (iii) the existence of any collateral, guaranty or security interest, (iv) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Lessee or any other Person, (v) any Project Document counterparty’s performance of, or failure to perform, any obligation under a Project Document, (vi) any force majeure, or (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. It is the intention of the parties that all Rent and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.
(d)DISCLAIMER OF WARRANTIES. THE PROJECT INTEREST IS LEASED “AS IS, WHERE IS”. THE LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE PROJECT INTEREST WITHOUT ANY ASSISTANCE FROM THE LESSOR OR ANY OF ITS AGENTS OR EMPLOYEES. THE LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, AND HEREBY DISCLAIMS, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE PROJECT INTEREST LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, CONDITION, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE, LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY THE LESSEE), COMPLIANCE OF SUCH ITEM WITH ANY APPLICABLE LAW, CONFORMITY OF SUCH ITEM TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE AGREEMENT OR TO THE DESCRIPTION SET FORTH IN THE RELATED SCHEDULE OR ANY OF THE OTHER LEASE DOCUMENTS, OR ANY INTERFERENCE OR INFRINGEMENT, OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL THE LESSOR BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND THE LESSEE HEREBY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING. All such risks, as between the Lessor and the Lessee, are to be borne by the Lessee. Without limiting the foregoing, during the Term of the Lease, the Lessor shall not have any responsibility or liability to the Lessee or any other Person with respect to any of the following, and the Lessee agrees to bear sole responsibility for, (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Project, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Project or any risks relating thereto; (iii) any interruption of service, force majeure, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, storage, maintenance, repair, improvement or replacement of the Project. If, and so long as, no Default or Event of Default exists under the Lease and the Lessor has not objected in writing to the Lessee, the Lessee shall be, and hereby is, authorized during the Term to assert and enforce, at the Lessee’s sole risk, cost and expense, from time to time, in the name of and for the account of the Lessor and/or the Lessee, as their interests may appear, but without prejudice to the Lessor, whatever claims and rights the Lessor may have against any manufacturer, supplier, or operator of the Equipment. The Lessee shall not attempt to enforce any such claims or rights by legal proceeding without the Lessor’s prior written consent.
3.DELIVERY, USE AND OPERATION.
(a)Possession of Project Interest. Upon execution by the Lessee of the applicable Schedule, the Project Interest described thereon shall be deemed to have been delivered to, and irrevocably accepted by, the Lessee for lease hereunder. The parties acknowledge that, as of the applicable Basic Term Commencement Date, the Project Interest is in the possession of the Lessee.
(b)Use of Project. The Lessee shall use the Project that it leases pursuant to the Lease in the conduct of its business, for the purpose for which such Project was designed. The Project will at all times be used for commercial or business purposes. In the case of a Project Interest comprised of a co-tenancy or undivided interest, use by the co-tenant or co-owner in accordance with its rights and obligations under the applicable Project Documents shall be a permitted use.
(c)No Liens. The Lessee shall not directly or indirectly create, incur, assume, permit or suffer to exist, any Lien on or with respect to the Project (or any portion thereof), title thereto, or any interest of the Lessor therein, or in the Lease, any other Lease Document or any other Project Document or any interest of the Lessee therein, except Permitted Liens. The Lessee shall notify the Lessor immediately upon receipt of notice of any Lien affecting the Project or any portion thereof, and defend the Lessor’s title to the Project Interest. The Lessee will promptly, at its own expense, take or cause to be taken such action as may be necessary to discharge any Lien which is not a Permitted Lien.
(d)Books and Records; Inspections. Lessee shall keep and maintain separate proper books and accounts and financial records. Lessee shall permit any officer, employee, consultant, engineer or other representative designated by the Lessor, during normal business hours upon reasonable notice, (i) to access the premises where the Project is located (but without interruption or interference with the use or operation of the Project), at its cost and expense (or the Lessee’s sole cost and expense if a Default or Event of Default shall have occurred and be continuing), to inspect and survey the Project, its condition, use and operation, and (ii) to audit the records maintained in connection with the Project, to review and audit the books, accounts and financial records of the and to discuss the affairs and finances of the Lessee with one of its Financial Officers. Such visits shall be subject to applicable safety and security guidelines of the Lessee and any applicable Site Host as set forth in any applicable Site Agreement. The Lessor shall not have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Any such party making an inspection pursuant to this Section 3(d) shall be bound by the duty of confidentiality on the terms and conditions set forth in Section 18. The Lessee agrees to respond in a timely fashion to any of the Lessor’s reasonable inquiries with respect to the Project and any Project Documents. The Lessor’s failure to object to any condition or procedure observed or observable in the course of an inspection hereunder shall not be deemed to waive or modify any of the terms of the Lease with respect to such condition or procedure.
(e)Project Location. The Lessee shall keep the Project installed, at the Project Location (specified in the applicable Schedule) and shall not move or change such Project Location without the prior written consent of the Lessor. If any co-tenant or co-owner with respect to the Project shall be entitled, in accordance with the Project Documents, to change the Project Location, then Lessee shall promptly notify Lessor of the new Project Location, and take all actions necessary to continue the perfection of Lessor’s security interests in the Collateral in the new Project Location.

4.MAINTENANCE.
(a)Operation and Maintenance. The Lessee shall, and shall cause the Operator to, at all times at the Lessee’s cost and expense, operate, maintain, service and repair the Project in good operating order, repair and condition (A) in accordance and consistent with (1) the manufacturer’s warranties, recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the manufacturer, (2) the requirements of all applicable insurance policies, (3) preserving all rights to any warranties, indemnities or other rights or remedies, (4) all Applicable Laws and the Project Documents, and (5) Prudent Industry Standards (and, in any event, to such similar standards as similar companies in the same business as the Lessee apply with respect to comparable projects owned, leased and operated by such companies, but in any event, to no lesser standard than that employed by the Lessee and its Affiliates for comparable projects owned, leased or operated by them); and (B) without limiting the foregoing, so as to cause the Project Interest to be in at least the same condition as when delivered to the Lessee hereunder, except for ordinary wear and tear, including in accordance with Section 4(b).
(b)Replacement Parts. The Lessee shall, and shall cause the Operator to, replace at the Lessee’s cost and expense, parts of the Project which become worn out, lost, destroyed, damaged or otherwise unfit for use, with new or reconditioned replacement parts which are free and clear of all Liens other than Permitted Liens and have a value, utility and remaining useful life at least equal to the parts replaced (assuming that they were in the condition required by the Lease). Except as expressly provided in Section 4(d), title to all such parts, modifications and additions to the Project Interest immediately shall vest in the Lessor, without any further action by the Lessor or any other Person, and they shall be deemed incorporated in the Project Interest for all purposes of the related Schedule and the Lease. Unless replaced in accordance with this Section 4(b), the Lessee shall not remove any parts originally or from time to time attached to the Project, if such parts are essential to the operation of the Project, are required by any other provision of the Lease or cannot be detached from the associated Project Interest without interfering with the operation of the Project Interest or impairing the current or estimated end-of-term residual value, function, operation or remaining economic useful life of the Project Interest.
(c)Additions. The Lessee will not permit to be affixed or installed any accessory, equipment or device on the Project (each such accessory, device or equipment, an “Addition”), if such Addition will diminish the current or estimated end-of-term residual value, function, operation, or remaining economic useful life of the associated Project Interest. All Additions which are not readily removable shall be made only in compliance with Applicable Law and the Lease, shall be free and clear of all Liens (except Permitted Liens) and shall become the property of the Lessor. The Lessee shall repair or cause to be repaired all damage to the Project Interest resulting from the installation or removal of any Addition so as to restore the Project Interest to its condition prior to installation, ordinary wear and tear excepted. The Lessee will not permit to be affixed or installed any Equipment to or in any other personal or real property such that it would become a real property fixture for purposes of the UCC or deemed to become an accession to or a part of such other property.
(d)Alterations. Any alteration or modification (each, an “Alteration”) with respect to the Project that may, at any time during the Term, be required to comply with any Applicable Law shall be made at no expense to the Lessor. Any repair made or caused to be made by the Lessee of or upon the Equipment, or any Alteration required by Applicable Law or the Lease, shall be deemed an accession and shall become the property of the Lessor without cost or expense to the Lessor. No Alteration shall diminish, by more than a de minimis amount, the current or estimated end-of-term residual value, function or remaining economic useful life of the Project Interest below those immediately prior to such Alteration (assuming the Project Interest was then in the condition required to be maintained by the terms of the Lease). All Additions and Alterations (other than any such as is required to comply with any Applicable Law) which are readily removable without materially impairing the current or end-of-term residual value, function, utility or remaining useful life of the Project Interest (each, a “Severable Improvement”), shall remain the property of the Lessee, subject to Section 4(c) and this Section 4(d). Upon the expiration or termination of the Term, the Lessor will have the option to purchase Severable Improvements to the Project Interest (if the Lessee does not purchase the Project Interest pursuant to Section 8), at their then Fair Market Value (taking into account their actual condition). If the Lessor does not elect to purchase a Severable Improvement, the Lessee may remove, and shall remove if requested by the Lessor, such Severable Improvement from the applicable Project

Interest on or prior to the expiration of the applicable Term at the Lessee’s cost and expense. Lessee shall be responsible for the cost of repairing any damage to the Project Interest or the Project Location resulting from the removal of any Severable Improvement.
(e)Operations in Co-tenancy. Where a Project Interest is held in a co-tenancy of co-ownership arrangement in which the co-tenant or co-owner is the Operator or otherwise holds operational responsibility as between Lessee and such co-tenant or co-owner pursuant to the Project Documents, Lessee make commercially reasonable efforts to comply with this Article 4, but shall not be in breach for failure to comply to the extent such failure results from limitations on Lessee’s authority under the Project Documents and Lessee has (i) performed its respective operations and maintenance responsibilities under the Project Documents in accordance with the requirements of this Section 4, and (ii) monitored and enforced the co-tenant or co-owner’s performance of its respective operations and maintenance responsibilities under the Project Agreements.
5.INSURANCE.
(a)Insurance by the Lessor. During the Term the Lessor shall be responsible for obtaining and maintaining insurance with appropriate carriers and in amounts in accordance with Prudent Industry Standards and Applicable Laws.
(b)Insurance by the Lessee. The Lessee shall procure at Lessee’s own expense and maintain in full force and effect at all times on and after the date hereof and continuing throughout the Term, insurance on the Project consistent in all respects with the types and amounts of insurance coverage that Lessee would normally and ordinarily carry for similar electric utility high voltage/500kV transmission lines that Lessee already owns, including without limitation all related substations and equipment, and standard property coverage. The Lessee shall attest in the Officer’s Certificate delivered to the Lessor pursuant to Section 7(a) that the insurance then carried or to be renewed is in accordance with the terms of this Section 5.
(c)Lessee Conditions and Requirements:
(1)Loss Notification: The Lessee shall promptly notify the Lessor of any single loss or event likely to give rise to a claim against an insurer for an amount in excess of 50% of the deductible, covered by any insurance required by this Master Lease Agreement.
(2)Loss Adjustment and Settlement: A loss under the insurance policies providing property damage or business interruption shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Lessee, subject to the approval of the Lessor if such loss is in an amount excess of 50% of the deductible. In addition, the Lessee may, in its reasonable judgment, consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds fifty percent of the deductible the terms of such settlement are concurred with by the Lessor.
(3)Compliance With Policy Requirements: The Lessee shall not violate or permit to be violated any of the conditions, provisions or requirements of any insurance policy required by this Section 5, and the Lessee shall perform, satisfy and comply with, or cause to be performed, satisfied and complied with, all conditions, provisions and requirements of all insurance policies.
(4)Evidence of Insurance: On the Basic Term Commencement Date and within a reasonable time of the renewal of each policy, the Lessee shall furnish the Lessor with a certificate of insurance evidencing the insurance required by the provisions of this Section 5.
(5)Maintenance of Insurance: The Lessee shall at all times maintain or cause to be maintained the insurance coverage required of Lessee or its Affiliates under the terms of the Project Documents.

(d)Insurance Policy Conditions and Requirements:
(1)Policy Cancellation: Should any of the policies required herein be cancelled before the expiration date thereof, notice will be delivered in accordance with the policy provisions.
(2)Liability Insurance Endorsements: All policies of liability insurance required to be maintained by the Lessee shall include provisions as follows:
(i)To include Lessor as additional insured status for any liability arising out of the Project except workers’ compensation/employer’s liability;
(ii)To provide a severability of interests or cross liability clause (or separation of insureds); and
(iii)To provide that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by Lessor.
(3)Payment of Loss Proceeds: The proceeds of the property damage and business interruption insurance policy provided by the Lessee under this Section 5 shall be applied in accordance with the last sentence of Section 6(b)(ii), unless a Material Default or Event of Default has occurred and is continuing, in which case any amount not so applied against amounts owed by the Lessee pursuant to Section 6(b)(ii), shall be held by the Lessor as security for the Lessee’s obligations hereunder and under the other Lease Documents.
(e)Failure to Maintain Insurance; Breach: In the event the Lessee fails, or fails to cause the Operator, to take out or maintain the full insurance coverage required by this Section 5, the Lessor, upon five (5) days’ prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Lessee of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced thereof by the Lessor shall become an additional obligation of the Lessee to the Lessor, and the Lessee shall forthwith pay such amounts to the Lessor, together with interest thereon at the Overdue Rate from the date so advanced to, but not including, the date repaid by Lessee. All insurance shall insure the Lessee and Lessor’s respective interest.
(f)No Duty of Insured Parties to Verify or Review: No provision of this Section 5 or any provision of this Master Lease Agreement or any Project Document shall impose on the Lessor any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Lessee, nor shall the Lessor be responsible for any representations or warranties made by or on behalf of the Lessee to any insurance company or underwriter. Any failure on the part of the Lessor to pursue or obtain the evidence of insurance required by this Master Lease Agreement from the Lessee and/or failure of the Insured Parties to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Master Lease Agreement.
(g)Acceptable Policy Terms and Conditions: All policies of insurance required to be maintained pursuant to this Section 5 shall contain terms and conditions reasonably acceptable to the Lessor.
(h)Miscellaneous: All policies of insurance required to be maintained pursuant to this Section 5 shall:
(1)waive any right of recovery against the Lessor because of payments the insurer(s) make for injury or damage arising out of the Lessee’s or Operator’s ongoing operations or the Lessee’s or Operator’s work done under contract with any additional insured and included in the “products-completed operations hazard,” and
(2)waive any right of subrogation against the Lessor, its affiliates, and assignees.

(h)    Lessor’s Right to Insure. At any time the Lessor may at its own expense carry insurance with respect to its interest in the Project Interest, provided that such insurance does not interfere with the Lessee’s ability to insure the Project Interest as required by this Section 5 or adversely affect the Lessee’s insurance or the cost thereof, it being understood that all salvage rights to the Project Interest and all primary subrogation rights shall remain with the Lessee’s insurers at all times. Any insurance payments received from policies maintained by the Lessor pursuant to the previous sentence shall be retained by the Lessor without reducing or otherwise affecting the Lessee’s obligations hereunder.
(i)    Operator to Maintain Insurance. The Lessee shall and shall cause Operator to at all times maintain the insurance coverage required under the terms of the Project Documents.
(j)    Proceeds of Insurance. The proceeds of any liability insurance policy shall be remitted to the party entitled to such proceeds. The proceeds of any business interruption insurance shall be paid to the Lessee. The proceeds of any and all property insurance policies shall be paid in accordance with Section 6.
(k)    Blanket Insurance. In the event that the insurance is provided through a blanket program and the limits are shared with assets other than the Projects subject of this Master Lease Agreement, and in the event that the shared limits or sub-limits are eroded due to paid claims or reserves with respect to assets other than the Projects which are the subject of this Master Lease Agreement, the Lessee shall have these limits reinstated, replenished or replaced within thirty (30) calendar days unless otherwise approved by the Lessor.
(l)    Failure to Collect. In the event that the Lessee or any other party providing insurance on its behalf fails to respond in a timely and appropriate manner to take any steps necessary or reasonably requested by the Lessor to collect from any insurers for any loss covered by any insurance required to be maintained by this Section 5, the Lessor shall have the right to make all proofs of loss, negotiate all claims and/or receive all or any part of the proceeds of the foregoing insurance policies, either in its own name or the name of the Lessee; provided, however, that the Lessee shall, upon the Lessor’s request and at the Lessee’s own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Lessor to collect from insurers for any loss covered by any insurance required to be obtained by this Section 5.
6.LOSS OR DAMAGE.
(a)Casualty Occurrence. As between Lessor and Lessee, the Lessee hereby assumes and shall bear the entire risk of any Casualty Occurrence with respect to the Project. As used herein, “Casualty Occurrence” shall mean any of the following events with respect to the Project: (1) loss or disappearance of the Project, the Equipment or any material portion thereof or loss or use thereof due to theft or disappearance for a period in excess of ten (10) consecutive days; but in no event later than the last day of the Term; (2) destruction or damage of all or any material portion of the Equipment or the Project that renders repair uneconomic or permanently unfit for normal use by the Lessee for any reason whatsoever; (3) any loss or disappearance of or damage or destruction to the Equipment or the Project or any material portion thereof which results in an insurance settlement with respect to such Equipment or Project on the basis of an actual or constructive total loss; or (4) the condemnation, confiscation, appropriation, seizure, requisition or other similar taking of title to the Equipment or the Project or the imposition of any Lien (other than Permitted Liens) on the Project or any Equipment by any Governmental Authority for ten (10) days or more, but in no event later than the last day of the Term.
(b)Notice of Casualty Occurrence; Replacement Equipment; Payment. The Lessee shall promptly and fully notify the Lessor in writing if the Project or any material portion thereof shall have suffered a Casualty Occurrence but in any event within thirty (30) days of such Casualty Occurrence. Such notice shall reasonably describe such Casualty Occurrence. Any such notice must be provided together with any damage reports provided to any Governmental Authority, any insurer or supplier, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges. Without limiting any other provision hereof, the Lessee shall repair all damage to the Project or any portion thereof from any and all causes, other than a Casualty Occurrence so as to cause it to be in the condition and state of repair required by the Lease. On or prior to the earlier of (i) the first Stipulated Loss Value Determination Date following Lessee’s receipt of insurance proceeds related to a Casualty Occurrence or (ii) the last Stipulated Loss Value Determination Date to occur that is not later than ninety (90) days after the date of such Casualty Occurrence (the “Payment Date”), the Lessee shall either (as selected by the Lessee or during the occurrence of a Default or Event of Default, unless otherwise dictated by the Project Documents, as selected by the Lessor):
(i)replace the Project or Equipment having suffered the Casualty Occurrence with equipment of similar make and model (“Replacement Equipment”). The Replacement Equipment shall be free and clear of all Liens (except Permitted Liens), shall be new equipment or used equipment of the same technology, of similar make and model, of similar age and use, and have similar capacity and operational functionality as the Project that suffered the Casualty Occurrence. The Replacement Equipment shall have at least the value, expected end-of-term residual value, function and remaining useful life, as the Project that suffered the Casualty Occurrence, assuming that such Project had been maintained in accordance with the provisions of the Lease. Prior to completion of any replacement hereunder, the Lessor shall have received (to the extent Lessee is so entitled under the applicable Project Agreements): (w) all supply and installation contracts and invoices with respect to the Replacement Equipment; (x) the serial numbers with respect to the Replacement Equipment, (y) a certificate of a qualified independent engineer, reasonably acceptable to the Lessor, that the Project, with the Replacement Equipment complies with this Section 6(b)(i) and (z) UCC lien search reports with respect to the Lessee confirming that such Replacement Equipment is not then subject to a security interest perfected by the filing of a UCC financing statement. The Lessee shall execute and deliver to the Lessor a Bill of Sale and an amended Annex A to the applicable Schedule with respect to the Replacement Equipment, together with such documents and instruments as reasonably may be required by the Lessor in connection with such replacement, including, UCC financing statements to be filed at the Lessee’s expense. For all purposes hereof, upon passage of title thereto to the Lessor, described in Annex A to the applicable Schedule and the Replacement Equipment shall be deemed to be included in the definition of “Project” as defined herein and the Lessee’s interest in the Replacement Equipment shall be deemed part of the property leased hereunder to the Lessee and, or
(ii)pay the Lessor (in the manner provided in Section 2(b) hereof) or the party to which payment is due the sum of (x) the Stipulated Loss Value of the Project Interest with respect to which the Casualty Occurrence has occurred (the “Casualty Project”) leased under the applicable Schedule calculated in accordance with Annex E to such Schedule as of the Payment Date, (y) all Basic Rent due and owing prior to such date and (z) all Supplemental Rent (without duplication) due and payable under the Lease or under any other Lease Document on or prior to such date. Upon payment of all such sums, (i) the obligations of the Lessee under the Lease to pay future Basic Rent shall terminate solely with respect to the Casualty Project so paid for, but the Lessee shall remain liable for, and pay as and when due all other Rent, (ii) if requested by the Lessee and at the Lessee’s expense, the Lessor will transfer to the Lessee or its nominee, on an AS IS BASIS all of the Lessor’s right, title and interest in and to the Project Interest in the Casualty Project, free of any Lessor’s Liens, but subject to the requirements of any third party insurance carriers in order to settle an insurance claim and (iii) at the Lessee’s expense, the Lessor shall authorize the Lessee to prepare and, upon approval of the Lessor, file such UCC statements of termination or partial release as reasonably may be required in order to terminate any interest of the Lessor in and to such Casualty Project and perform such other actions as the Lessee may reasonably request to effect the foregoing and execute a bill of sale to evidence such transfer and the vesting in the Lessee of all right, title and interest in and to the Project interest in such Casualty Project. The Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Project and any other matters (except that the Lessor shall warrant that the Project Interest is free and clear of any Lessor’s Lien). The Lessor shall be under no duty to pursue any claim against any Person in connection with a Casualty Occurrence or other loss or damage.

If the Lessor receives a payment under an insurance policy required under the Lease in connection with any Casualty Occurrence or other loss of or damage to any part of the Project, and such payment is both unconditional and indefeasible, then, provided the Lessee shall have complied with the applicable provisions of this Section 6, the Lessor shall either, provided that no Event of Default has not occurred and is continuing, (1) if received pursuant to a Casualty Occurrence, credit such proceeds against any amounts owed by the Lessee pursuant to Section 6(b)(ii) or upon payment in full of all sums due by the Lessee under Section 6(b)(ii), remit such proceeds to the Lessee or (2) if received with respect to repairs made or to be made pursuant to Section 6(b)(i), remit such proceeds to the Lessee.
7.REPORTS AND LESSEE COVENANTS.
(a)The Lessee shall promptly furnish to the Lessor copies of such material reports prepared in accordance the Project Documents and otherwise in the ordinary course, with respect to the Project, in each case to the extent permitted by the terms of the Project Documents and Applicable Laws. Annually, within ninety (90) days of the close of each fiscal year of Lessee, the Lessee will furnish to the Lessor an Officer’s Certificate duly executed and delivered by one of its Financial Officers.
(b)Promptly after the Lessee obtains knowledge of the occurrence of any of the following, the Lessee shall notify the Lessor in writing (providing reasonable detail) of any such occurrence: (i) the occurrence of any Default or Event of Default; (ii) the occurrence of a Casualty Occurrence or an event or circumstance which with the giving of notice or lapse of time, or both, would become a Casualty Occurrence; (iii) the institution of any action, suit or proceeding by or before any arbitration or Governmental Authority against or affecting the Project or any Collateral or any collateral pledged pursuant to the Security Documents; (iv) a default under any Project Document; (v) the attachment of any Lien on or any claim or demand made or asserted against the Project or any part thereof or any Collateral in each case, except Lessor’s Liens; (vi) any development or occurrence of an event which could reasonably be expected to have a Material Adverse Effect; (vii) the physical removal of the Project or any part thereof from the location set forth in the applicable Schedule, excluding normal repair or parts replacement in accordance with Section 4(b); (viii) if the Project or any part thereof is involved in an accident causing personal injury or property damage; (ix) any claim under any warranty covering the system or any Equipment, excluding normal repair or parts replacement; or (x) any Environmental Liability, Environmental Claim or, to the Lessee’s Knowledge, potential or threatened Environmental Claim. Each notice delivered under this Section 7(b) shall be accompanied by a statement of a Financial Officer or other executive officer of the Lessee setting forth the details of the event or development requiring that notice and any action taken or proposed to be taken with respect to that event or development.
(c)Information. Promptly, the Lessee will provide to the Lessor copies of all information, documents and records regarding or in respect to the Project, the Project’s performance, copies of the Project Documents and the Lessee’s use, maintenance and/or condition or the operations, business affairs and financial condition of the Lessee or, such other information, documents or records from time to time as the Lessor may reasonably request, in each case to the extent permitted by the terms of the Project Documents and Applicable Laws.
(d)OFAC Compliance. (i) The Lessee shall comply at all times with the requirements of all Applicable Laws, including without limitation, all Anti-Money Laundering Laws and OFAC Laws.
(iii)The Lessee shall provide the Lessor any information regarding the Lessee and its Affiliates necessary for the Lessor to comply with all Anti-Money Laundering Laws, and applicable “know your customer” rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.
(iv)The Lessee and its Affiliates shall not conduct business with or engage in any transaction with any Person or entity named in the OFAC SDN List or any Person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons or entities referred to or described in the OFAC SDN List.

(v)If the Lessee or any Affiliate obtains actual knowledge or receives any written notice that the Lessee or any of its Affiliates is named on the OFAC SDN List (such occurrence, an “OFAC Violation”), the Lessee shall immediately (A) give written notice to the Lessor of such OFAC Violation, and (B) comply with all Applicable Laws with respect to such OFAC Violation (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Laws, and the Lessee hereby authorizes and consents to the Lessor’s taking any and all steps the Lessor deems necessary, in its sole discretion, to comply with all Applicable Laws with respect to any such OFAC Violation, including the requirements of the OFAC Laws (including the “freezing” and/or “blocking” of assets and reporting such action to OFAC).
(vi)Upon the Lessor’s reasonable request from time to time, the Lessee shall deliver a certification confirming its compliance with the covenants set forth in this Section 7(d).
(e)Preservation of Existence. The Lessee shall at all times preserve and keep in full force and effect its organizational existence.
(f)Payment Obligations. The Lessee shall pay its obligations, including for Taxes, that, if not paid, could result in a Material Adverse Effect before the same become delinquent or in default, except any such obligation (i) the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) with respect of which the Lessee has set aside on its books adequate reserves in accordance with GAAP and (iii) the failure to pay which pending that contest could not reasonably be expected to result in a Material Adverse Effect.
(g)No Liens. The Lessee shall not create, incur, assume or permit to exist any Lien (other than Permitted Liens) on any part of the Project, Collateral, Lease Document or Project Document. The Lessee shall pay or discharge, at its own cost and expense, any and all claims, Liens or charges other than Permitted Liens.
(h)Asset Sales. The Lessee shall not transfer, sell, lease or assign the Project or any part thereof (other than in accordance with the Lease Documents or as required by the Project Documents) or Collateral or any part thereof or any interest in or under the Lease Documents or any Project Documents, except for collateral assignments contemplated by the definition of Permitted Liens; provided, however, that with respect to a Project Interest comprised of a co-tenancy or undivided interest, the foregoing shall not restrict the exercise by any co-tenant or co-owner of Lessee of its rights under the Project Documents.
(i)Compliance with Law. The Lessee shall comply with the requirements of all Applicable Laws, except to the extent the failure to so comply, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
(j)Preservation of Project Documents. Without the prior written consent of the Lessor (which consent shall not be unreasonably withheld), the Lessee shall not amend, extend, renew, supplement or modify any Project Document, grant any waiver or consent under any Project Document, settle or compromise any claim under any Project Document, or enter into any new agreement or other arrangement with respect to the Project (each, an “Additional Project Document”), in each case to the extent (i) such action would reasonably be expected to have a Material Adverse Effect, and (ii) Lessee has the contractual right to prevent such action in accordance with the terms of any applicable co-tenancy or co-ownership arrangement set forth in the Project Documents.
(k)Obtain and Maintain Approvals, Patents and Licenses. The Lessee shall obtain and maintain in full force and effect and comply with the terms of all (i) Governmental Approvals and (ii) consents and approvals of any other Person necessary for the ownership, operation and maintenance of each Project, and (iii) obtain and maintain all patents, licenses and other proprietary rights and technology necessary to operate and maintain the Project, except, in each case, (x) where any failure to so obtain, maintain or comply could not reasonably be expected to have a Material Adverse Effect, or (B) to the extent inconsistent with Lessee’s rights and responsibilities under the applicable Project Documents.

(l)Compliance and Enforcement of Rights. Except to the extent not reasonably expected to result in a Material Adverse Effect, the Lessee shall perform and observe all material terms and provisions of each Project Document, shall enforce the obligations of each other party to a Project Document, shall not terminate or cancel any Project Document without the consent of the Lessor (in its reasonable discretion), shall maintain in full force and effect, preserve, protect and defend in all material respects its rights under and take all reasonable actions necessary to prevent termination or cancellation (except by expiration in accordance with its terms) of, each Project Document provided, however, that (i) the Lessee shall not attempt to enforce any such right with respect to any Equipment warranty by legal proceeding without the Lessor’s prior written consent, and (ii) without limiting Lessee’s obligation to enforce its rights under the Project Documents (including as against any co-tenant or co-owner with respect to the Project), Lessee shall not be deemed in breach of this covenant solely as a result of actions or inactions of any co-tenant or co-owner in the valid exercise of its respective rights under the applicable Project Documents.
(m)Invoicing. Lessee shall or shall cause (A) billing by invoicing each customer of the Project and reasonable efforts to collect all payments and amounts due and payable with respect to the Project, (B) promptly upon request provide the Lessor with a summary of the status of such receivables and collections, and, from time to time, such additional information as the Lessor may reasonably request.
(n)Delivery of Documents. The Lessee shall deliver to the Lessor promptly after the Lessee obtains knowledge thereof, notification of any event of force majeure or similar events under any Project Document.
(o)Reserved.
(p)W-9. The Lessee shall deliver to Lessor a duly completed IRS Form W-9 for the Lessee (or, if Seller is disregarded as separate from its owner for federal income tax purposes, the Person that is treated as the owner of its assets for federal income tax purposes).
(q)Asset Management Functions. The Lessee shall, or it shall cause the Operator, to perform all necessary administrative functions in connection with the Project, including, but not limited to, system monitoring, preparing system monitoring and performance reports, billing and collections, filing and collecting insurance claims (when required), filing and collecting warranty claims (when required), regulatory compliance, and payment of property taxes, to the extent required by and in accordance with Prudent Industry Standards, and consistent with Lessee’s rights and responsibilities under the applicable Project Documents.
(r)Compliance with Energy Regulations. The Lessee shall ensure that the Project is maintained and operated in accordance with the requirements set forth in Section 4 hereof and any applicable operational, reliability, and wholesale market requirements established by any applicable state utility or other regulatory commission, or FERC. The Lessee shall take such actions to ensure that the Project and the Lessee have satisfied (on a continuous basis) all legal, administrative and regulatory requirements in order to permit the Project to operate and transact as intended.
(s)Return of Equipment. If the Lessee elects to return the Equipment, or is required to return the Equipment, to the Lessor pursuant to the terms hereof, the Lessee shall comply with the requirements of Section 8 hereof and Annex D to the applicable Schedule.
(t)Certain Lessee Information. The Lessee agrees to give the Lessor prior written notice of any change in its name or state of incorporation, and of any relocation of its chief executive office or chief place of business.
(u)Taxes. Lessee shall pay, and if paid by Lessor shall reimburse Lessor for, lawful state and local taxes which are directly associated with the ownership or operation of the Project, including all property taxes or payments in lieu of property taxes directly associated with the Project and excluding income, payroll, and sales and use taxes other than sales and use taxes directly imposed on the acquisition of property or equipment incorporated into the Project (“Non-Income Taxes”). Lessee will notify Lessor of the need to file any reports and returns relating to any Non-Income Taxes owed pursuant to this Section 7(u) that must be prepared or filed by Lessor at least sixty

(60) days before the due date of such Non-Income Taxes and will remit any amounts payable in connection with such Non-Income Taxes to Lessor no later than thirty (30) days before payment is due. Lessor will prepare and file all returns with respect to Non-Income Taxes, and pay all related Non-Income Taxes, unless Lessor directs Lessee otherwise. If Lessor pays any Non-Income Taxes to a taxing authority, Lessee will, no later than five (5) days following the demand therefor, reimburse Lessor for the full amount paid by Lessor for any Non-Income Taxes.
8.EARLY PURCHASE OPTION; END OF TERM LEASE OPTIONS.
(a)Early Purchase Option. So long as no Event of Default shall have occurred and be continuing, the Lessee shall have the right, and upon the giving of the notice required in this Section 8(a), the obligation to purchase all (but not less than all) of the Project Interest subject to the applicable Schedule on each EBO Date (specified in Section B of the applicable Schedule) upon satisfying the terms and conditions set forth in this Section 8(a). The Lessee shall give the Lessor written notice not less than one hundred eighty (180) days and no more than three hundred sixty five (365) days prior to an EBO Date of its election to exercise the purchase option provided for in this Section 8(a), which notice shall be irrevocable. The Lessee shall pay to the Lessor on the applicable EBO Date, in cash (x) Basic Rent due and owing prior to the EBO Date, (y) all Supplemental Rent due and payable under the Lease or under any other Lease Document on or prior to the EBO Date, and (z) the EBO Price for such Project Interest as calculated pursuant to Section B of the applicable Schedule. Upon satisfaction of the conditions specified in this Section 8(a), the Lessor will transfer to the Lessee, on an AS IS BASIS (free and clear of any Lessor’s Liens), all of the Lessor’s interest in and to such Project Interest described on the applicable Schedule and shall release its Lien on the applicable Collateral. The Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Project and other matters (except that the Lessor shall warrant that it has conveyed whatever interest it received in the Project Interest from the Lessee, free and clear of any Lessor’s Lien). At the Lessee’s expense, the Lessor shall promptly execute and deliver to the Lessee such UCC statements of termination, as reasonably may be required in order to release or terminate any interest of the Lessor in and to the Project and the Collateral and perform such other actions as the Lessee may reasonably request to effectuate the foregoing.
(b)Notice and Return. Unless the applicable Project Interest is purchased by the Lessee as provided herein or the Lessee elects its option to renew the Lease as provided in Section 8(d), not less than one hundred eighty (180) days and no more than three hundred sixty five (365) days prior to any Basic Term Expiration Date, the Lessee shall give the Lessor irrevocable written notice of its decision to return or purchase the Project Interest subject to the Schedule. If the Lessee elects to purchase such Project Interest, the Lessee shall comply with Section 8(c). If the Lessee elects to return such Project Interest, the Lessee shall return, at the Lessee’s cost and expense, all (but not less than all) of the Project Interest described on the applicable Schedule on the applicable Basic Term Expiration Date by leaving such Project Interest as installed at the Project Location in compliance with this Section 8(b) and Annex D to such Schedule. Payments of all Rent due and owing by the Lessee shall be made in immediately available funds on the applicable Basic Term Expiration Date.
(c)End of Term Option to Purchase. So long as no Event of Default shall have occurred and be continuing, the Lessee shall have the right, and upon the giving of the notice required by Section 8(b), the obligation to purchase, all (but not less than all) of the Project Interest subject to the Schedule on the applicable Basic Term Expiration Date, upon satisfying the terms and conditions set forth in this Section 8(c). The Lessee shall pay the Lessor on the applicable Basic Term Expiration Date, (x) Basic Rent (if any) then due and owing on or prior to such Basic Term Expiration Date, (y) all Supplemental Rent due and payable by the Lessee on or before such Basic Term Expiration Date and (z) in cash the purchase price for such Project Interest in an amount equal to the End of Term Purchase Price as calculated pursuant to Section B of the applicable Schedule. Upon satisfaction of the conditions specified in this paragraph, the Lessor will transfer to the Lessee, on an AS IS BASIS (free and clear of Lessor’s Liens), all of the Lessor’s interest in and to such Project Interest described on the applicable Schedule and shall release its Lien on the applicable Collateral. The Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Project and other matters (except that the Lessor shall warrant that it has conveyed whatever interest it received in the Project Interest from the Lessee, free and clear of any Lessor’s Lien). At the Lessee’s expense, the Lessor shall authorize the Lessee to prepare and, upon approval of the Lessor, file such UCC statements of termination, as reasonably may be required in order to release or terminate any interest of the Lessor in and to the Project and the Collateral and perform such other actions as the Lessee may reasonably request to effectuate the foregoing.
(d)Option to Renew. So long as no Event of Default shall have occurred and be continuing, the Lessee shall have the right, upon not less than one hundred eighty (180) days and no more than three hundred sixty five (365) days written notice to the Lessor prior to any Basic Term Expiration Date, to renew the Lease with respect to a Project Interest for a term of the Lessee’s selection, in increments of five years but no more than twenty years in total (the “Renewal Term”) commencing on the day immediately following the Basic Term Expiration Date at Basic Rent values derived from the methodology set forth in Annex J of the applicable Purchase Agreement and reasonably calculated by Lessee. The Parties shall cooperate in good faith to amend the applicable Project Schedule to reflect the Renewal Term, including by producing a new End of Term Purchase Price and all other applicable Annexes thereto, in each case in accordance with the methodology set forth in Annex J of the applicable Purchase Agreement. On the last day of the Renewal Term (the “Renewal Term Expiration Date”), the Lessee shall have the options set forth in this Article 8 as if all references therein to the Basic Term Expiration Date were to the Renewal Term Expiration Date
9.DEFAULT; REMEDIES.
(a)Events of Default. A default shall be deemed to have occurred under a Lease upon the occurrence of any of the following (each, an “Event of Default”):
(1)The Lessee fails to pay (i) Stipulated Loss Value or EBO Price when due or (ii) Basic Rent when due and such failure continues unremedied for ten (10) Business Days or (iii) any Supplemental Rent (that is not otherwise referenced under clause (i) above) when due and such failure continues unremedied for thirty (30) Business Days;
(2)The Lessee shall fail in any material respect to perform or observe any obligation or agreement hereunder or under any other Lease Document (other than any covenant, obligation or agreement otherwise referred to in this Section 9(a)) and fails to cure that breach within thirty (30) days (or so long as such breach is capable of being cured but cannot be cured within such initial thirty (30) day period, and the Lessee commences reasonable efforts to effect such cure within such initial thirty (30) day period and the Lessee is diligently proceeding to cure such breach, such longer period as reasonably may be required but in no event for an aggregate period in excess of ninety (90) days) after the earlier of the date on which written notice thereof has been given to the Lessee by the Lessor or the Lessee becomes aware of such breach;
(3)any representation, warranty or certification made or deemed made in any Lease Document by the Lessee, or any certificate furnished to the Lessor pursuant to the provisions of any Lease Document proves in any material respect to have been incorrect such incorrectness has a Material Adverse Effect, and either is not capable of correction or, if capable of cure, is not corrected within thirty (30) days of written notice by the Lessor or of the Lessee becoming aware of such incorrectness;
(4)the Lessee (i) applies for, or consents to the appointment of, or the taking of possession by, a receiver, a custodian, a trustee, an examiner or a liquidator of itself or of all or a substantial part of its Property, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary case under the Bankruptcy Code, (iv) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts or (v) acquiesces in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, and as a result of any such action an Adverse Lease Document Action occurs;
(5)a proceeding or case is commenced, in any court of competent jurisdiction, seeking (i) composition or readjustment of the debts of the Lessee, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Lessee or of all or any substantial part of any of its Property, or (iii) similar relief in respect of the Lessee under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, in each case without the application or consent of the Lessee and that proceeding or case continues undismissed, or an order, judgment or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, for a period of ninety (90) or more days; or an order for relief against the Lessee is entered in an involuntary case under the Bankruptcy Code, and as a result of any such action an Adverse Lease Document Action occurs;
(6)unless as a result of the acts or omissions of the Lessor, any Security Document shall fail to provide the Lessor with first priority perfected security interests in and to the collateral intended to be created thereby, cease to be in full force and effect, or is declared null and void and the Lessee shall fail to execute such additional security agreements as may be reasonable requested by the Lessor to remedy such event;
(7)any Lease Document is revoked, cancelled or repudiated (other than by the Lessor), is determined to be unenforceable or is deemed invalid against any party thereto or terminates prior to its stated termination date or is no longer in full force and effect;
(8)the Lessee shall fail to maintain a material Governmental Approval and such failure shall have continued for a period of thirty (30) days (or so long as (i) such failure is capable of being cured but cannot be cured within such initial thirty (30) day period, (ii) such failure could not reasonably be expected to result in a Material Adverse Effect, (iii) the Lessee commences reasonable efforts to effect such cure within such initial thirty (30) day period, and (iv) the Lessee is diligently proceeding to cure such failure, such longer period as reasonably may be required but in no event for an aggregate period in excess of ninety (90) days); or
(9)the Lessee shall voluntarily cease all or substantially all activities of the Project, other than in accordance with the Lease Documents (such as a result of a Casualty Occurrence), and such conditions shall continue without interruption for forty-five (45) consecutive days; provided that suspension of the operation of the Project resulting from (1) scheduled maintenance of the Project, (2) repairs to the Project, whether or not scheduled, or (3) a forced outage or scheduled outage of the Project, shall not constitute abandonment of the Project so long as the Lessee is diligently attempting to end such suspension and such suspension in any event does not continue more than one hundred twenty (120) consecutive days; and further provided that suspension of the operation of the Project resulting from an event of force majeure shall not constitute abandonment of the Project so long as the Lessee is diligently attempting to end such suspension and such suspension in any event does not continue more than one hundred eighty (180) consecutive days.
(b)Lessor Remedies upon Event of Default. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, declare the Lease to be in default by notice to the Lessee (provided, that upon the occurrence of any Event of Default described in Section 9(a)(4) or (5), the Lease shall without notice or any other action be deemed to have been declared in default); and at any time after the Lease shall be declared or deemed to be in default, the Lessor may exercise one or more of the following remedies with respect to the Project or any part thereof as the Lessor in its sole discretion shall elect:
(i)The Lessor may cause the Lessee, upon demand by the Lessor and at the Lessee’s expense, to return promptly, and the Lessee shall return promptly, the Project Interest and the records relating thereto, as the Lessor may so demand, to the Lessor or its designee in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 8(b) and Annex D of the applicable Schedule as if such Project Interest was being returned on the Basic Term Expiration Date, or the Lessor (or its agent), at its option, may enter upon the premises where the Project Interest or the records relating thereto are located and take immediate possession of and remove the same by summary proceedings or otherwise, and the Lessor may institute proceedings to foreclose upon or repossess the Project Interest in any jurisdiction where such Project Interest may be located;

(ii)The Lessor may sell the Project Interest (all or any part thereof) at public or private sale, as the Lessor may determine, or otherwise dispose of, use, operate or lease to others all or any part of the Project Interest as the Lessor, in its sole discretion, may determine, all free and clear of any rights of the Lessee or any other Persons claiming through the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto; provided, that the Lessor shall apply the proceeds of any sale, disposition, use, operation, lease or rental pursuant to this Section 9(b)(ii) against the obligations of the Lessee under the Lease (including, paragraph (v) below); and further provided that nothing contained herein shall be deemed to negate any obligation of the Lessor under Applicable Law to act in a commercially reasonable manner or to mitigate damages suffered or incurred by the Lessor as a result of an Event of Default;
(iii)Whether or not the Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (i) or paragraph (ii) above with respect to the Project Interest (or any part thereof) then subject to the Lease (but giving effect to the application of proceeds of sale, disposition, use, operation, lease or rental as specified in paragraph (ii) above), the Lessor, by notice to the Lessee specifying a payment date that shall be not earlier than ten (10) days from the date of such notice, may demand the Lessee to pay to the Lessor, and the Lessee shall pay the Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of all installments of Basic Rent due hereunder after the date of payment), all Basic Rent due and owing on or prior to such payment date and all due or accrued Supplemental Rent as of the payment date specified in such notice, plus whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice: (i) an amount equal to the excess, if any, of either (A) the Stipulated Loss Value of the Project Interest specified in such notice computed as of the payment date specified in such notice (determined by reference to the month in which such date occurs) or (B) Basic Rent for the Project Interest for the remainder of the applicable Term for such Project Interest, in either case over the aggregate Fair Market Rental Value of such Project Interest for the remainder of the applicable Term for such Project Interest, after discounting such Basic Rent and such aggregate Fair Market Rental Value annually (effective on the Rent Payment Dates) to present value as of the payment date specified in such notice at the Discount Rate (determined as at the date specified in such notice), as the Lessor may elect; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value of such Project Interest computed as of the payment date specified in such notice (determined by reference to the month in which such date occurs), over the Fair Market Value of the Project Interest as of the payment date specified in such notice and in the case of each of the preceding clauses (i) and (ii) (and without limiting by implication the scope of remedies otherwise available, the Lessor shall in addition to receipt of the payment required by this paragraph (iii) have the right to retain its interest in the Project Interest then subject to the Lease (if not theretofore sold pursuant to paragraph (ii) above)], free of any interest therein of the Lessee or any other Persons claiming through the Lessee. For the purpose of this Section 9(b), the “aggregate Fair Market Rental Value” or the “Fair Market Value” of any Project Interest shall be determined on an AS IS BASIS; provided, however, that in in the event the amount so determined is a negative number, Lessor shall promptly remit the absolute value of such amount to Lessee;
(iv)In the event the Lessor, pursuant to paragraph (ii) above, shall have sold any part of the Project Interest, the Lessor, in lieu of exercising its rights under paragraph (iii) above with respect to such Project Interest, may, if it shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of all installments of Basic Rent after the date of payment), any Basic Rent due and owing prior to such payment date and any and all Supplemental Rent then due hereunder, plus the amount of any deficiency between the (1) net cash sales proceeds (after deduction of applicable transaction expenses and sales and transfer taxes, if any, due or to become due as a consequence of such sale) of such Project Interest and (2) the Stipulated Loss Value for such Project Interest computed as of the date of such sale (determined by reference to the month in which such date occurs);
(v)So long as the Lessor has not exercised any of its rights under paragraph (iii) or (iv) above with respect to all of the Project Interest, by notice to the Lessee, the Lessor may demand the Lessee to pay on the date specified in such notice to the Lessee, and the Lessee shall pay to Lessor on the date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due and owing with respect to the Project Interest after the payment date specified in such notice), an amount equal to the Stipulated Loss Value computed for the Project Interest as of the date of payment specified in such notice (determined by reference to the month in which such date occurs), plus all Basic Rent due and owing with respect to the Project Interest before such payment date and all due or accrued Supplemental Rent, and upon such payment of such liquidated damages and the payment of all other amounts then due to the Lessor or any Indemnified Party under the Lease or any other Lease Document, (A) the Lessor shall convey and transfer the Lessor’s interest in the Project Interest to the Lessee or its designee without recourse or warranty (except as to the absence of Lessor’s Liens); (B) the Term shall end with respect to the Project Interest and such Project Interest shall no longer constitute the Project Interest for purposes of the Lease or any other Lease Document; and (C) the Lessee shall be entitled to prepare, and (if so prepared) the Lessor and the Lessee shall execute, appropriate documents evidencing (x) such conveyance and transfer and (y) a termination of the Lease with respect to such Project Interest, all at the instruction and expense of the Lessee;
(vi)The Lessor may cancel, rescind or terminate the Lease and the applicable Schedule by delivery of a notice of rescission or termination to the Lessee as to the Project Interest then subject to the Lease, or may exercise any other right or remedy which may be available to it under Applicable Law or may proceed by appropriate court action to enforce the terms of the Lease at the Lessee’s expense or to recover damages for the breach hereof;
(vii)The Lessor may proceed by appropriate court action or actions, either at law or in equity, to enforce the performance by the Lessee at the Lessee’s expense of the applicable covenants and terms of the Lease or to recover damages for the breach thereof;
(viii)The Lessor or any Indemnified Party may bring an action to recover Supplemental Rent due to the Lessor or such Indemnified Party; and
(ix)The Lessor may exercise remedies under the Security Documents.
In addition, the Lessee shall be liable, without duplication of any amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all reasonable legal fees of the Lessor and any Indemnified Party and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Lessor’s or any other Indemnified Party’s remedies with respect thereto, including all reasonable and invoiced costs and expenses incurred in connection with the retaking, return, transportation, storage, maintenance and insurance of any part of the Project or in placing the Project in the return condition under Section 8(b) of the Lease and set forth on Annex D of the applicable Schedule. Subject to the requirements of Applicable Law, at any sale of the Project Interest or any part thereof pursuant to this Section 9(b), the Lessor and each Indemnified Party may bid for and purchase such property. To the extent permitted by Applicable Law, the Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. No remedy referred to in this Section 9(b) is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor and any Indemnified Party at law or in equity; and the exercise or beginning of exercise by the Lessor or any Indemnified Party of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor or any Indemnified Party of any or all of such other remedies. No express or implied waiver by the Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

10.ASSIGNMENT.
(a)NO ASSIGNMENT LESSEE. LESSEE SHALL NOT SELL, CONVEY, ASSIGN, LEASE OR OTHERWISE TRANSFER, DELIVER, ENCUMBER, RELINQUISH POSSESSION (EXCEPT IN ACCORDANCE WITH THE APPLICABLE PROJECT DOCUMENTS), MORTGAGE OR HYPOTHECATE ANY PROJECT OR ANY OBLIGATIONS, RIGHTS OR INTERESTS OF THE LESSEE HEREUNDER OR UNDER ANY OTHER LEASE DOCUMENT OR ANY PROJECT DOCUMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR. THE LESSEE SHALL NOT OTHERWISE PERMIT THE PROJECT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT THE APPLICABLE LESSEE, EXCEPT IN ACCORDANCE WITH THE APPLICABLE PROJECT DOCUMENTS.
(b)Assignment by Lessor. Subject to the terms of this Section, the Lessor may, without the consent of the Lessee, sell, assign or otherwise transfer all of its right, title and interest in and to the Lease, any Basic Rents, the Project Interest, any Collateral, and any other Lease Document and its right (in its entirety, and not fractionally) to enter into any Schedule, together with, in any such case, its related rights, remedies, powers and privileges under the Lease and the other Lease Documents to another Person or beneficial owner of a trust (each, an “Assignee”); provided, that, so long as no Event of Default shall have occurred and be continuing, (i) [Reserved], (ii) such Assignee shall not be a party adverse in any pending or threatened (in writing) material action, suit or proceeding to Lessee or its Affiliates, (iii) such Assignee shall not be an entity that is on the OFAC SDN List, and (iv) any such Assignee shall either (x) be a “domestic corporation” within the meaning of Code section 7701(a) or a partnership or disregarded entity all of the equity interests in which are owned by one or more domestic corporations or (y) deliver any certification, form or other documentation to the Lessee as may be required to establish nationality, residence, identity or connection with a jurisdiction or satisfy any full or partial exemption from any applicable tax withholding requirements. The Lessee agrees that it will pay all Rent and other amounts payable under the Lease to the Lessor named in the Schedule; provided, however, if the Lessee receives written notice from the Lessor of a sale, an assignment or other transfer permitted pursuant to this Section 10(b), the Lessee will pay all Rent and other amounts payable under any assigned Lease to, and perform all of its obligations thereunder for the benefit of, to such Assignee under this Section 10(b) or as instructed by the Lessor or by such Assignee. Each Schedule, incorporating by reference the terms and conditions of this Master Lease Agreement, constitutes a separate instrument of lease, and the Lessor named in the Schedule or its Assignee shall have all rights and obligations as “Lessor” under the Lease separately exercisable by such named Lessor or Assignee, as the case may be, exclusively and independently of the Lessor or any Assignee with respect to other Schedules executed pursuant hereto and the assigning Lessor, shall be released from its obligations so assigned arising after such assignment. The Lessee hereby waives and agrees not to assert against any such Assignee any defense, set-off, recoupment claim or counterclaim which the Lessee has or may at any time have against the Lessor or any other Person for any reason whatsoever. Upon the request of the Lessor or any Assignee, the Lessee agrees (i) to promptly execute and deliver to the Lessor or to such Assignee an acknowledgement of the assignment in form and substance satisfactory to the requesting party, a revised insurance certificate naming the Assignee as an Insured Party in place of the Lessor and such other documents and assurances reasonably requested by the Lessor or Assignee, and (ii) to comply with all other reasonable requirements of any such Assignee in connection with any such assignment; provided, that any requests of the Assignee to expand the rights of the Lessor under the Lease Documents are subject to the Lessee’s consent in its reasonable discretion.
(c)Pledge, Assignment of Collateral.
(i)The Lessor may also pledge, mortgage or grant a security interest in the Lease, the Project Interest, any Collateral, Basic Rent and/or any other Lease Document, and assign the Lease, the Project Interest, any Collateral, Basic Rent and/or any other Lease Document, as collateral, provided that any such pledge, mortgagee or assignee is a permitted Assignee as described in Section 10(b). Each such pledgee, mortgagee or lienholder shall have any and all rights as may be granted by the Lessor to such party but none of the obligations of the Lessor hereunder or thereunder. No pledgee, mortgagee or lienholder shall have greater contractual rights than the Lessor under the Lease Documents unless the Lessee grants written consent, not to be unreasonably withheld, conditioned or delayed. Upon the written request of the Lessor, the Lessee agrees to confirm in writing receipt of notice of assignment and to acknowledge its obligations to any purchaser, transferee, pledgee, mortgagee, lienholder or Assignee of the Lessor so long as such pledgee, mortgagee or assignee shall have acknowledged Lessor’s obligations under Section 17(k).
(ii)The Lessor may, without the consent of the Lessee, also assign or otherwise transfer all or part of its rights and obligations in and to the Lease (including the applicable Schedule), any Basic Rents, the Project Interest, any Collateral, and any other Lease Document to a trust, limited liability company or another special purpose vehicle established in connection with such Lessor’s securitization or “true sale” of leases such as the Lease; provided that (i) any such assignee shall either (x) be a “domestic corporation” within the meaning of Code section 7701(a) or a partnership or disregarded entity all of the equity interests in which are owned by one or more domestic corporations or (y) deliver any certification, form or other documentation to the Lessee as may be required to establish nationality, residence, identity or connection with a jurisdiction or satisfy any full or partial exemption from any applicable tax withholding requirements, and (ii) the beneficial owners of such trust or, if applicable, the general partners of a partnership (or any equivalent Person having obligations similar to the foregoing in the case of a partnership) satisfy the net worth or credit requirement referred to in Section 10(b)(i)-(iv) of this Master Lease Agreement.
(d)Lease Binding on Successors and Assigns. Subject always to the foregoing, the Lease inures to the benefit of, and is binding upon, the successors and permitted assigns of the parties hereto.
11.INDEMNIFICATION.
(a)Claims Indemnified. The Lessee hereby agrees to indemnify (on an After-Tax Basis), protect, defend and hold harmless, the Lessor, any Assignee of the Lessor, and its and their respective Affiliates, and the respective or collective officers, directors, agents, employees, beneficial owners, successors and assigns of each (each, an “Indemnified Party”) from and against any and all losses, costs, deficiencies, damages (whether incidental, consequential or direct), expenses, penalties, liabilities (including strict liability), injuries, claims, demands, judgments, settlements, actions and suits, whether in law or equity, or in contract, tort, or otherwise, including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (collectively “Claims”), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, that may be imposed on, incurred by or asserted against an Indemnified Party in connection with or in any way resulting from or arising out of or related to: (i) the selection, manufacture, design, purchase, acquisition, financing, filing, acceptance, non-acceptance, rejection, ownership, control, delivery, non-delivery, lease, sublease, rental, transportation, transfer of title, abandonment, possession, maintenance or lack of maintenance, use, non-use, condition, operation, storage, installation, modification, overhaul, refurbishment, repair, alteration, testing, replacement, substitution, servicing, sale, removal, relocation, redelivery, damage to, loss or requisition or taking of or return of the Project, whether or not in compliance with the provisions of the Lease, or other disposition of the Project or any part thereof (including latent and other defects, whether or not discoverable by the Lessor, any Indemnified Party or the Lessee or any other Person); (ii) the Project or any part thereof or interest therein or condition thereof; (iii) the imposition, existence or enforcement of any Lien on the Project or any part thereof or any Collateral (other than Lessor’s Liens); (iv) the Lease or any other Lease Document or the transactions contemplated hereby or thereby, or any Default or Event of Default, or any Casualty Occurrence or early termination of the Lease or any action taken by an Indemnified Party in furtherance of the remedies provided for in the Lease Documents or the performance or enforcement of any terms or the exercise of any rights of any Indemnified Party under any Lease Document or the lack of enforceability of any provision of the Lease Documents under any Applicable Law; (v) the Transactions; (vi) any Project Document; (vii) any Environmental Liability or any other Environmental Claim resulting from arising out of or related to the Project (or any part thereof) or the Project Location or the release of Hazardous Materials on or from the Project (or any part thereof) or the Project Location; (viii) the enforcement of any rights or remedies provided under any Lease Document or under Applicable Law or any performance by or breach of the Lessee’s obligations under the Lease or the Lessee’s or Operator’s obligation under any other Lease

Document or the failure by the Lessee to comply with any term, provision or covenant contained in the Lease or by the Lessee or Operator to comply with any term, provision or covenant under any other Lease Document or other agreement executed by the Lessee in connection with the Lease, any other Lease Document, the Project or any Applicable Law, or the nonconformity of the Project or its operation with any Applicable Law; (ix) vandalism, destruction, bombing, terrorism or similar acts directly or indirectly affecting the Project or any part thereof, or any Persons who may sustain any injury or damage as a result of any such acts, regardless of whether or not the Lessee was at the time of such use, complying with the requirements of the Lease Documents or Applicable Law; (x) any actual or prospective claim, litigation, investigation or proceeding related to any of the foregoing, whether based on contract, tort or any other theory; (xi) any actions brought against any Indemnified Party that arise out of the Lessee’s actions (or actions of the Lessee’s agents); (xii) any representation or warranty of the Lessee (or any of its officers) under or in connection with the Lease or any other Lease Document or any report, certificate or other information delivered by the Lessee pursuant hereto or any other Lease Document which shall have been incorrect in any material respect when made or deemed made or delivered, (xiii) violation of any Applicable Law by the Lessee or the Operator, or any action taken by any Governmental Authority with respect to the Project, the Lease Documents or the Project Documents or the transactions contemplated thereby; (xiv) any claim for patent, trademark or copyright infringement with respect to the Project or any part thereof or any Project Document; (xv) any amendment, supplement, modification, consent or waiver of any Lease Document or any provision thereof, whether or not entered into if requested by the Lessee, or (xvi) the construction or installation of the Project (including with respect to the premises and adjacent buildings or area around, under, attached, on or near the Project), or any Claims of any contractor, installer or subcontractor or otherwise any Claims in connection with, arising during, related to or resulting from any period prior to the applicable Basic Term Commencement Date. The Lessee shall pay promptly, on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any of the foregoing. The Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.
Notwithstanding any provision of this Section 11 to the contrary, the foregoing indemnities shall not, as to any Indemnified Party, apply to Claims to the extent they arise out of or result from (1) the gross negligence of or willful misconduct of such Indemnified Party (other than gross negligence or willful misconduct imputed as a matter of law to such Indemnified Person solely by reason of its interest in the Project), (2) any breach of any obligation or representation or warranty of such Indemnified Party under any Lease Document, (3) acts, events or circumstances occurring after, and to the extent not attributable to or constituting acts, events or circumstances occurring prior to, (A) the expiration or earlier termination of the Lease and (B) the return of the applicable Project Interest in accordance with the terms of the Lease and the delivery of possession of the applicable Project Interest by the Lessee to a third party, unless, in case of clause (A) or (B), such Claim is attributable to actions, omissions or events occurring in connection with an Event of Default, (4) any Claim resulting from the imposition of any Lessor’s Lien for which such Indemnified Party is responsible for discharging under the Lease, (5) any offer, sale, assignment, transfer or other disposition by or on behalf of such Indemnified Party (voluntary or involuntary) of its direct or beneficial interests in all or any part of the Project Interest, the Lease Documents or the Collateral, unless such Claim arises out of or results from or is attributable to an offer, sale, assignment, transfer or other disposition required by the terms of the Lease Documents or during the occurrence of a Default or Event of Default, and (6) any Claim that results from or arises out of a violation of ERISA by an Indemnified Party.
(b)Tax Contests. Each party agrees to reasonably cooperate with the other party in connection with any tax audit, examination, or inquiry (“Tax Contest”) by any governmental authority related to this Agreement or the Project. Such cooperation shall include, but not be limited to, providing access to relevant documents, records, and information, and making available knowledgeable personnel to assist in the Tax Contest. In the event of a Tax Contest with respect to Non-Income Taxes, Lessee will conduct the defense of such Tax Contest, and Lessor shall have the right to participate in any scheduled meetings and conferences with a taxing authority to the extent relating to such Non-Income Taxes.
(c)Survival. All of the Indemnified Parties’ rights, privileges and indemnities contained in this Section 11 shall survive the expiration or other termination of the Lease. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by the Indemnified Parties and their successors and assigns.

(d)Third Party Beneficiary. The Lessee hereby acknowledges that each Indemnified Party and Tax Indemnified Party is an express third party beneficiary of the representations and warranties of the Lessee under Section 13 of the Lease and each Indemnified Party and Tax Indemnified Party may rely on such representations and warranties to the same extent as if such representations and warranties were made directly to it. The Lessee further acknowledges and agrees that each Indemnified Party and Tax Indemnified Party shall be a third party beneficiary to the indemnities contained in Section 11 of the Lease, subject to the limitations, exclusions and notice provisions contained herein.
12.INTENT; TITLE.
The parties agree that Article 2A - Leases of the UCC shall apply hereto and this Lease is intended to be and will be considered a “finance lease” as defined in the UCC. Title to the Project Interest is and shall at all times be subject to the Lessor’s right to transfer title under Section 10(b) or 10(c), remain in the Lessor, and the Lessee shall acquire no ownership, title, property, right, equity, or interest in the Project Interest other than its right to use the Project Interest solely as the Lessee subject to all the terms and conditions hereof. To the extent permitted by Applicable Law, the Lessee hereby waives (i) any and all rights and remedies conferred upon a lessee in Article 2A of the UCC, and (ii) any rights now or hereafter conferred by statute or otherwise, to the extent such rights may limit or restrict any of the Lessor’s rights or remedies under the Lease or any other Lease Document.
For federal and state income tax purposes, the parties agree that this Lease is intended to be, and shall be treated as, a financing arrangement and not a true lease. As between the Parties, the Lessee shall be treated as the owner of the Project Interest for all federal and state income tax purposes, and the Lessor shall be treated as a secured lender. The Lessee will not claim any deduction for rent paid under this Lease, but may claim depreciation and interest deductions to the extent permitted by law. The Lessor will not claim any cost recovery or depreciation deductions or rental income with respect to the Project, but will include in income any interest received under this Lease. The parties agree to file all tax returns and other documents consistent with this intent and to take such actions and execute such documents as may be necessary to implement this intent.
13.REPRESENTATIONS AND WARRANTIES OF THE LESSEE.
The Lessee hereby represents and warrants to the Lessor that on the date of execution and delivery by such Lessee of the applicable Schedule:
(a)Due Organization; Good Standing. It is a corporation, duly organized, validly existing and in good standing (as applicable) under the laws of the state of its formation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where that qualification is required.
(b)Due Authorization; Enforceability. The Lease, the Schedule, the Bill of Sale, each Security Document, each Project Document and each other Lease Document and all related agreements to which it is a party and the transactions contemplated hereby and thereby have been duly authorized, executed and delivered and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency and similar laws, public policy and equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and assuming due authorization, execution and delivery of the Lease Documents by the Lessor.
(c)Approval; No Conflicts. The Transactions (i) do not require any Governmental Approval except those that have been obtained or made and are in full force and effect or are not required on or prior to the Basic Term Commencement Date, (ii) do not violate any Governmental Rule applicable to the Lessee or its limited liability company agreement or other organizational documents, (iii) do not violate or result in a default under any Project Document, indenture, agreement or other instrument binding upon the Lessee or any of Lessee’s Property or give rise to a right under any such Project Document, indenture, agreement or other instrument to require any payment to be made by the Lessee and (iv) except for Permitted Liens, do not result in the creation or imposition of any Lien on the Project or any part thereof or any other Property of the Lessee.
(d)Authority; No Defaults. It has adequate power and capacity to enter into, and perform under, the Lease Documents and the Project Documents to which it is party. The entry into and performance by it of the Lease Documents and the Project Documents do not violate any judgment, order, law or regulation applicable to the Lessee. The Lessee is in compliance with all Governmental Rules applicable to it, the Project or its Property and all indentures, agreements and other instruments binding upon it, the Project or its Property. No Default and no Event of Default has occurred and is continuing and no Default will result from the consummation of the Transactions.
(e)No Litigation. Except as may be disclosed through Lessee’s public filings with the SEC (including through the Electronic Data Gathering, Analysis and Retrieval database or any successor thereto), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the Lessee’s Knowledge, threatened against or affecting it which individually or in the aggregate would, if determined adversely to it, have a Material Adverse Effect.
(f)Compliance with Environmental Laws. Except to the extent not reasonably expected to have a Material Adverse Effect, (i) neither the Lessee nor any of its Affiliates is subject to any Environmental Liability relating to the Project or the Project Location, (ii) neither the Lessee nor any of its Affiliates has received notice any Environmental Claim relating to the Project or the Project Location, (iii) there is not, to the Lessee’s Knowledge, any Environmental Claim relating to the Project or the Project Location, or any fact, circumstance or condition that could reasonably be expected to result in any Environmental Liability.
(g)Financial Statements; no Material Adverse Effect. The Lessee has furnished to the Lessor (directly or through disclosed through Lessee’s public filings with the SEC, including through the Electronic Data Gathering, Analysis and Retrieval database or any successor thereto) the audited consolidated balance sheet and statement of income, stockholders equity and cash flows as of and for the immediately preceding fiscal year of Lessee. Those financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Lessee as of those dates and for those periods in accordance with GAAP consistently applied, subject to year-end audit adjustments.
(h)Certain Lessee Information. The Lessee’s name, Federal Employer Identification Number and Organizational Number specified in Section B of the applicable Schedule, is true and correct; and the chief executive office of the Lessee is located at the address set forth in the applicable Schedule.
(i)Equipment; Intellectual Property. Except as may be otherwise permitted by the Project Agreements, (i) each part of the Project is new equipment, and (ii) the Project has all of the patents, licenses and other proprietary rights and technology necessary to operate and maintain the Project.
(j)Security Interest in the Collateral. Upon the filing in the office of the Secretary of State of the State of the Lessee’s formation of UCC financing statements describing the Lessor, as secured party, and the Lessee, as debtor, the Collateral Agent shall have a first priority perfected Lien on and security interest under the UCC in that portion of the Collateral as to which a security interest may be perfected solely by such a filing. Pursuant to the Security Documents, the Lessor has a valid lien on and security interest in the Collateral.
(k)Title; No Liens. Immediately prior to the delivery of the Project Interest by the Lessee under the applicable Bill of Sale, the Lessee owns of record and beneficially 100% of the Project Interest, has good and marketable title to the Project Interest, free and clear of all Liens other than Permitted Liens. Upon execution and delivery of the Bill of Sale, no further action, including the filing or recording of any document, is required to transfer to Lessor all right, title and interest in and to the Project Interest. On the Basic Term Commencement Date, the Lessor will be the owner of the Project Interest free and clear of all Liens other than Permitted Liens. There are no outstanding options, warrants, calls, puts, or other contracts of any nature obligating Lessee to issue, deliver or sell in interest in the Project Interest. The Project is free and clear of all Liens, other than Permitted Liens.

(l)Intellectual Property. The Lessee (or its co-tenant or co-owner, as applicable) owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to the Project, and the use of any such property does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(m)Condition of Project. The Project is in good order and condition, and conforms to the specifications, requirements and standards applicable thereto and set forth in Section 4 hereto. All work that has been done on the Project, after taking into account any corrective action, has been completed in a good and workmanlike manner and in accordance, in all material respects, with required Governmental Approvals, Project Documents and Prudent Industry Standards, except to the extent Lessee is required to accept a lower standard under the Project Agreements.
(n)Real Property. The Project is located at the applicable Project Location. The rights held by the Lessee (taking into account the rights of any co-tenant or other Project Document counterparty to which Lessee has recourse by contract) are sufficient in all material respects to enable the Project to be located, constructed, operated and maintained on the Project Location and are sufficient in all material respects to enable the Lessee to construct, operate and maintain the Project in accordance with all Governmental Approvals and the Lease Documents, including providing adequate ingress and egress in connection with the construction, operation and maintenance of the Project for at least the Project’s economic useful life.
(o)Taxes. The Lessee has timely filed or caused to be filed all Tax returns and reports required to have been filed by it or with respect to the Project or the Equipment and has paid or caused to be paid all Taxes required to have been paid by it or with respect to the Project or the Equipment except taxes that are being contested in good faith by appropriate proceedings and of which Lessee has established on its books adequate reserves to the extent required by GAAP.
(p)ERISA. Each Plan and Multiemployer Plan, if any, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Governmental Rule. No lien imposed under the Code or ERISA on the assets of the Lessee or any of its ERISA Affiliates exists or is likely to arise with respect to any Pension Plan.
(q)Project Documents. (A) The Project Documents described in Annex H of the applicable Schedule are (i) in full force and effect, and (ii) true, correct and complete documents, each of which has been furnished to the Lessor, and there are no modifications, waivers or extensions thereto except as so furnished, (B) there is no material default under any such Project Document, and (C) none of the counterparties thereto have been released, in whole or in part, from any of their obligations under any such Project Document. Except for (i) the Project Documents described in Annex H of the applicable Schedule and (ii) the Lease Documents, the Lessee is not party to any material document or agreement that is necessary or required in connection with the operation, maintenance, test, repair and/or use of the Project and the termination of which (other than upon its scheduled expiration date) could reasonably be expected to result in a Material Adverse Effect. The consummation of the transactions contemplated by the Lease Documents would not give any party to any such Project Document the right to terminate or alter the terms of such contract or a right to claim damages thereunder.
(r)No Casualty Occurrence. No Casualty Occurrence has occurred, and no event has occurred nor is any condition is in effect, that would, with the giving of notice or lapse of time, or both, be reasonably likely to result in a Casualty Occurrence with respect to the Project described in the applicable Schedule.
(s)Lessee Title to Collateral. The Lessee is the sole owner of the Collateral, has good and valid title to the Collateral, including all right, title and interest therein, free and clear of all Liens, except Liens described in clauses (i) and (ii) of the definition of Permitted Liens.
(t)Indebtedness. The Lessee has not created, incurred or permitted to exist any Indebtedness relating to the Project other than Indebtedness created pursuant to the Lease or Indebtedness related to construction financing of a Project which with respect to such Project has been released on or prior to the execution of the Schedule related to such Project; provided, however, that (other than with respect to the Project Interest), Lessee shall not be deemed in breach of this representation solely as a result of actions or inactions any co-tenant of co-owner in the valid exercise of its respective rights under the applicable Project Documents.
(u)Compliance with Applicable Laws. The Project is in compliance with all Applicable Laws and Lessee has not received any written notice from any Governmental Authority of an actual or potential violation of any Applicable Laws relating to the Project. All permits in effect with respect to the Project are listed on Annex I to the applicable Schedule. The Project has in full force and effect all permits necessary to own, construct and operate the Project, and Lessee has not received written notice from any Governmental Authority of an actual or potential violation of any permit.
(v)Insolvency; Bankruptcy. Lessee has not: (i) admitted in writing its inability to pay its debts as its debts become due; (ii) made an assignment for the benefit of creditors, or petitioned or applied to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets; (iii) commenced any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) had any such petition filed, or any such proceeding commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of sixty (60) days; (v) had a receiver, custodian or trustee appointed for all or a substantial part of its property; or (vi) taken any action effectuating, approving or consenting to any of the events described in clauses (i) through (v).
(w)OFAC. Neither the Lessee, nor to the Lessee’s Knowledge, any Affiliates of the Lessee (a) appear on the OFAC SDN List; (b) are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons referred to or described in the OFAC SDN List; or (c) have conducted business with or engaged in any transaction with any Person named on any of the OFAC SDN List or any Person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons referred to or described in the OFAC SDN List.
(x)No Withholding. The Lessee (or its owner for federal income tax purposes if the Lessee is a disregarded entity) is a United States person not subject to withholding under Section 1445 of the Code.
(y)No Brokers. No broker’s (other than any insurance broker’s fees) or finder’s or placement fee or commission will be payable with respect to the transactions contemplated by the Lease Documents as a result of any action by the Lessee.
(z)Reserved.
(aa)Insurance. The insurance obtained by the Lessee for the applicable Project complies with the terms of Section 5, such insurance is in full force and effect and all premiums then due have been paid.
(ab)Investment Company. Neither the Lessee nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
The Schedule may provide additional representations, warranties or covenants made by the Lessee with respect to a Project and Lessee agrees that such representations, warranties and covenants shall be deemed to be part of this Section 13.
The Lessee agrees and acknowledges that each of the representations and warranties, set forth in this Section 13, is important to the Lessor and being relied upon by the Lessor.

14.CHOICE OF LAW; JURISDICTION.
GOVERNING LAW. THIS MASTER LEASE AGREEMENT, EACH LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE PROJECT. The parties agree that any action or proceeding arising out of or relating to the Lease may be commenced in the United States District Court for the Southern District of New York or of any New York State Court sitting in New York County and the parties irrevocably submit to the jurisdiction of any such court and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that the Lease or any other Lease Document or the subject matter hereof or the transaction contemplated hereby or thereby may not be enforced in or by any such court.
SERVICE OF PROCESS. THE LESSEE HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESS SET FORTH ABOVE. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST THE LESSEE IF GIVEN BY OVERNIGHT COURIER OR REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE; PROVIDED, THAT NOTHING IN THIS SECTION 14 SHALL AFFECT THE RIGHT OF THE LESSOR TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR AFFECT THE RIGHT OF THE LESSOR TO BRING ANY SUIT, ACTION OR PROCEEDING AGAINST THE LESSEE OR ITS RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.
15.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LESSOR.
The Lessor hereby represents and warrants that on the date of execution of the applicable Schedule:
(a)Due Organization; Good Standing. The Lessor is duly organized, validly existing and in good standing (as applicable) as the type of entity set forth on the applicable Schedule under the laws of the jurisdiction of its organization set forth on the applicable Schedule, is duly qualified to transact business as a foreign corporation in good standing wherever necessary to carry on its present business and operations, except where the failure to be so qualified or to be in good standing would not have a materially adverse effect on the business, financial condition or operations of the Lessor, or a material impairment of the ability of the Lessor to perform its obligations under or to remain in compliance with the Lessor Documents.
(b)Due Authorization; Enforceability. The Lease, the Schedule, the other Lease Documents and all related documents to which the Lessor is a party (collectively, the “Lessor Documents”) have been duly authorized, executed and delivered by the Lessor and constitute valid, legal and binding agreements, enforceable against the Lessor in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy, insolvency and similar laws, public policy and equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
(c)Approvals. No approval, consent or withholding of objections is required from any Governmental Authority or any other Person with respect to the execution or delivery or performance by the Lessor of the Lessor Documents.
(d)Authority, No Conflicts with Laws or Agreements. The Lessor has adequate power and capacity to enter into, and perform under, the Lessor Documents. The entry into and performance by the Lessor of the Lessor

Documents will not violate any judgment, order, law or regulation applicable to the Lessor or any provision of the Lessor’s organizational documents.
(e)No Litigation. There are no suits or proceedings pending or, to its knowledge, threatened in court or before any commission, arbitrator, board or other administrative agency against or affecting the Lessor, which, either individually or in the aggregate, will have a materially adverse effect on the business, financial condition or operations of the Lessor, or a material impairment of the ability of the Lessor to perform its obligations under or to remain in compliance with the Lessor Documents.
(f)No Lessor’s Liens. There are no Lessor’s Liens on or with respect to the applicable Project or any part thereof attributed to it. The Lessor hereby agrees with the Lessee that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor’s Lien on or against any part of the Project or any part thereof attributable to the Lessor, and the Lessor agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor’s Lien attributable to it (by bonding or otherwise, so long as the Lessee’s operation and use of the Project is not impaired); provided that the Lessor may contest any such Lessor’s Lien in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Project or any interest therein or interference with the use, operation, or possession of the Project by the Lessee under the Lease.
16.RESERVED.
17.MISCELLANEOUS.
(a)WAIVER OF JURY TRIAL. EACH OF THE LESSOR AND THE LESSEE HEREBY UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, THIS MASTER LEASE AGREEMENT, THE LEASE, ANY OF THE OTHER LEASE DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY DEALINGS BETWEEN THE LESSEE AND/OR THE LESSOR (INCLUDING ITS ASSIGNS) RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN THE LESSEE AND/OR THE LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS MASTER LEASE AGREEMENT, ANY LEASE, ANY OTHER LEASE DOCUMENTS, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, the Lease and any other Lease Document may be filed as a written consent to a trial by the court.
(b)Termination of Other Leases. Notwithstanding anything herein or any other Lease Document to the contrary, any expiration or termination of any Other Lease or supplement or amendment thereto, or the lease of any Project Interest thereunder, shall not terminate, supplement, modify or release the Lessee from any obligations to the Lessor under the Lease.
(c)Project is Personal Property. It is the intention of the parties hereto that the Project and any part thereof shall at all times remain personal property regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.
(d)Time is of the Essence. Time is of the essence of the Lease. A party’s failure at any time to require strict performance by the other party of any of the provisions hereof shall not waive or diminish such party’s right thereafter to demand strict compliance therewith.

(e)Notices. All notices required to be given hereunder shall be in writing, personally delivered, delivered by overnight courier service, or sent by certified mail, return receipt requested, addressed to the other party at its respective address set forth on the applicable Schedule or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.
(f)Entire Agreement; Amendments. Each Lease, including the Schedule and Annexes thereto, and the applicable Lease Documents constitute the entire agreement of the Lessor and the Lessee with respect to the subject matter of the Lease and the transactions contemplated thereby. NO VARIATION, WAIVER OR MODIFICATION OF THE LEASE OR ANY OTHER LEASE DOCUMENT OR ANY WAIVER OF ANY OF ITS OR THEIR PROVISIONS OR CONDITIONS SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE LESSEE AND THE LESSOR. NO VARIATION OR MODIFICATION OF THIS MASTER LEASE AGREEMENT OF ANY OF ITS PROVISIONS OR CONDITIONS SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO, INCLUDING WITHOUT LIMITATION, EACH LESSEE AND EACH LESSOR.
(g)Survival. The representations, warranties, covenants, agreements, liabilities and indemnities of the parties provided for in the Lease and the other Lease Documents, and the parties’ obligations under any and all thereto shall survive the purchase of the Project Interest by the Lessor and the leaseback thereof to the Lessee pursuant to the Lease and shall be and continue in full force and effect in accordance with the provisions of the Lease Documents until all such covenants and agreements have been complied with and all such liabilities and indemnities have been paid in full, notwithstanding the fact that the Lessor may waive compliance with any of the other terms, provisions or conditions of any of the Lease Documents. The obligations of the Lessee to pay Supplemental Rent under the Lease shall survive the expiration or termination of the Lease; all other obligations of the Lessor and the Lessee under the Lease shall not survive the expiration or termination of the Lease except (i) the obligations of the Lessee under Section 2, 8, 9(b), and 11 and (ii) liabilities and obligations of the Lessee that have accrued but not been paid or that are in dispute.
(h)No Waiver. No delay or omission to exercise any right, power or remedy accruing to the Lessor upon any breach or default by the Lessee, shall impair any right, power or remedy of the Lessor or operate as a waiver of any Default or Event of Default and no express or implied waiver by the Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The Lessor’s access to the Project is of the essence and shall not be impaired.
(i)Severability. Any provision of the Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(j)Further Assurances. The Lessee agrees to obtain and deliver to the Lessor and/or promptly execute or otherwise authenticate any documents, filings, waivers (including any landlord and mortgagee accommodations and/or waivers), site leases, releases and other records, and will take such further action as the Lessor may reasonably request (i) in furtherance of the Lessor’s rights under any of the Lease Documents, (ii) which are necessary or recommended for filing, recording or perfecting the interests of the Lessor under any Lease Document, and/or (iii) to carry out the intent and purpose of the transactions contemplated under the Lease Documents. The Lessee irrevocably authorizes the Lessor to file UCC financing statements (“UCCs”), and other filings with respect to the Project, any Collateral or any other collateral provided hereunder or under the other Lease Documents; provided, however, that the Lessee will file or cause to be filed any and all continuation statements with respect thereto. Without the Lessor’s prior written consent, the Lessee agrees not to file any corrective or termination statements or partial releases with respect to any UCCs filed by the Lessor pursuant to the Lease or any other Lease Document. The Lessee agrees to pay on demand all reasonable and invoiced costs and expenses incurred by the Lessor in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Lease Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lessor. In addition, the Lessee agrees to pay on demand all costs and expenses, if any, in connection with the enforcement of any of the Lease Documents. In addition, the Lessee shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Lease Documents and the other documents to be delivered under the Lease Documents, and agrees to keep the Lessor harmless from and against any and all liabilities with respect to or resulting from any delay attributed to the Lessee in paying or failing to pay such taxes and fees. The Lessee also agrees to pay on demand all invoiced costs and expenses incurred by the Lessor in connection with an inspection and/or survey pursuant to Section 3(d).
(k)Quiet Enjoyment. So long as no Event of Default occurs, the Lessor shall not, nor any Person acting by, through or under it shall, take or cause to be taken any action contrary to the Lessee’s right of quiet enjoyment, including the use, operation and possession of, and quiet enjoyment of, the Project Interest during the applicable Term.
(l)Payments by Lessor and Events of Default. If the Lessor is required by the terms hereof to pay to or for the benefit of the Lessee any amount received as a refund of any Tax or as insurance proceeds, and a Default or Event of Default has occurred and is continuing, the Lessor shall not be required to pay such amounts unless and until any such Event of Default shall have been cured or any such event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have been waived by the Lessor. In addition, if the Lessor is required by the terms hereof to cooperate with the Lessee in connection with certain matters, such cooperation shall not be required if a Default or Event of Default has then occurred and is continuing.
(m)Beneficiaries; Other Leases. The obligations and liabilities of the Lessee under the Lease are owed to the Lessor specified in the Schedule that comprises, together with the Master Lease Agreement, the Lease (and, with respect to Section 11 hereof, to the applicable Indemnified Parties) and may be enforced solely by such Lessor (and, with respect to Section 11, by such Indemnified Parties). For avoidance of doubt, a lessor under any Other Lease shall not have recourse against the Lessee with respect to obligations owed to such lessor under the Other Lease, and may not enforce the obligations of the Lessee under the Lease; provided that the foregoing shall not alter any rights the Lessor has under the applicable Security Documents.
18.CONFIDENTIALITY.
(a)Confidentiality of Terms. Each of the Lessor and the Lessee hereby agrees (for itself and its Affiliates) that (A) it will not make any public announcement (except to the extent required in connection with its financial disclosure or reporting requirements or as otherwise required by Applicable Laws) or issue or release for external publication any article or’ advertising or publicity matter relating to the purchase by the Lessor of the Project Interest, the lease thereof by the Lessor to the Lessee or the ownership of the Project Interest without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld), and (B) unless otherwise required by Applicable Laws, it will maintain the confidentiality of the transactions contemplated hereby and by the other Lease Documents and any information received by it in connection with the transactions contemplated hereby and will not disclose, or cause to be disclosed, the same to any Person, except (i) to prospective transferees, assignees, potential lessors, investors, lenders or financiers of such Person’s interest in the Project or the Lease Documents so long as such Person executes and delivers a confidentiality agreement conforming to the terms of this Section 18(a), (ii) to its Affiliates and its Affiliates’ agents, directors, officers, employees, accountants, counsel or other professional advisors that, in each such case, have been instructed or are otherwise bound by professional rules of conduct to keep such information confidential, (iii) as may be requested or required pursuant to Applicable Laws by any Governmental Authority (including Internal Revenue Service auditors or state taxing and regulatory authorities and also including the U.S. Securities and Exchange Commission and the U.S. Department of the Treasury, the U.S. Department of Energy, FERC, or other federal agency or department), (iv) to the extent required in connection with the performance by it of its obligations and the exercise by it of its rights under the Lease Documents, (v) to any nationally recognized rating agency or regulatory agency that requires access to information about such Person’s investment and/or financing portfolio, (vi) in response to any subpoena or other legal process or in connection with any litigation to which such Person is a party, (vii) to the extent, but only to the extent, that prior to such disclosure, such information is in the public domain or has been provided to such party by a Person not a party to the Lease (other than by reason of a breach by such Person of the confidentiality provisions hereof or as expressly contemplated herby), or (viii) with the prior written consent of each other party hereto (which consent shall not be unreasonably withheld). The Parties acknowledge that certain of the Lease Documents will be filed with the FERC in connection with the execution hereof, and thereafter the Parties shall be permitted to make public announcements with respect to the disclosed portions of the Transactions (including at industry conferences).
(b)Tax Treatment. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the Lessor or the Lessee are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the Project, shall not apply to the U.S. federal tax structure or U.S. federal tax treatment of the Project, and each of the Lessor and the Lessee (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. federal tax structure and U.S. federal tax treatment of the Project. The preceding sentence is intended to cause the Project not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code and shall be construed in a manner consistent with such purpose. In addition, each of the Lessor and the Lessee acknowledges that it has no proprietary or exclusive rights to the tax structure of the Project or any tax matter or tax idea related to the Project.
19.NO RELIANCE BY OTHER PARTIES.
(a)No third party, other than Indemnified Parties as expressly set forth herein, any successors, permitted assigns, and otherwise as expressly set forth in the Lease, is entitled to rely on any of the representations, warranties and agreements contained in the Lease and no party to the Lease assumes an liability to any third party, because of any reliance on the representations, warranties and agreements contained in the Lease.
20.INTENTION OF THE PARTIES.
It is the express intention of the parties hereto that the Project and every portion thereof is intended to be personal property for all purposes under Applicable Law, and shall be and remain severed and removable, from title to any real estate to the maximum extent permitted by Applicable Law.
21.REPRODUCTION OF DOCUMENTS.
This Master Lease Agreement and the other Lease Documents and all documents relating hereto or thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the parties hereto at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished pursuant hereto, may be reproduced by the parties hereto by an photographic, photostatic, electronic or other similar process and the parties hereto may destroy any original document so reproduced. The parties agree to accept delivery of all of the foregoing documents (other than each Lessor with respect to the applicable Schedule) in electronic format in lieu of original closing transcripts. The parties further agree and stipulate that, to the extent permitted by Applicable Law, any such reproduction, in electronic format or otherwise, shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 21 shall not prohibit the parties hereto from contesting any such reproduction to the same extent that it could contest the original or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
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IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be executed by their duly authorized representatives as of the date first above written.

PACIFICORP

/s/ Cindy A. Crane
Name: Cindy A. Crane
Title: Chief Executive Officer

BHE B2H, LLC

/s/ Natalie L. Hocken
Name: Natalie L. Hocken
Title: President

(Signature Page to Master Lease Agreement (PACIFICORP - BHE)

APPENDIX A
DEFINITIONS

The following terms when used in the Lease or in any appendix, annex, exhibit or schedule shall have the following meanings:
“Addition” shall have the meaning given such term in Section 4(c) of the Master Lease Agreement.
“Additional Project Documents” shall have the meaning set forth in Section 7(j) of the Master Lease Agreement.
“Adverse Lease Document Action” shall mean the rejection, cancellation, alteration or other adverse effect on the effectiveness, validity or enforceability of any of the Lease Documents (but excluding temporary stays, tolling, forbearances, abeyances or other suspensions).
“Affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or membership or other ownership interests, by contract or otherwise).
“After Tax Basis” means, with respect to an Indemnified Party or Tax Indemnified Party a basis such that any amount received shall be increased so that, after deduction of the net amount of all Taxes required to be paid by such Party with respect to the receipt or accrual by it of such amount and any additional amount received or accrued by reason of such amount being paid on an After Tax Basis, the remaining amount shall be equal to the amount otherwise payable. For purposes of computing the net amount of Taxes required to be paid by Lessor or any member of Lessor’s affiliated group (as such term is defined in Section 1504(a) of the Code), such Person shall be presumed to be subject to at the maximum marginal statutory rate generally applicable to corporations from time to time for federal income taxes and the marginal effective rate for state and local income taxes as reasonably estimated by the Lessor and state and local income taxes shall be assumed to be deductible in calculating federal income tax (except to the extent such state and local income taxes are no longer deductible in calculating federal income tax as a result of any change, amendment, modification, addition, or deletion in or to the Code or another federal income tax statute after the Lease Commencement Date).
“Alteration” shall have the meaning given such term in Section 4(d) of the Master Lease Agreement.
“Anti-Money Laundering Laws” means any laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted.
“Applicable Law(s)” means all laws, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law, now or hereafter enacted, made or issued, whether or not presently contemplated, including (without limitation) compliance with all requirements of zoning laws, labor laws and Environmental Laws, compliance with which is required with respect to the Project, whether or not such compliance shall require structural, unforeseen or extraordinary changes to the Project or the operation, occupancy or use thereof.
“AS IS BASIS” shall mean the transfer on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied of any kind whatsoever, of all the right, title and interest of the Lessor in the Project Interest.
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“Assignee” shall have the meaning given such term in Section 10(b) of the Master Lease Agreement.
“Bankruptcy Code” means the Federal Bankruptcy Code of 1978, as now or hereafter amended.
“Basic Rent” shall mean, with respect to any Project Interest, all rent payable for such Project Interest during the Term pursuant to Annex F of the applicable Schedule for such Project Interest.
“Basic Term Commencement Date”, with respect to any Project Interest, shall have the meaning given such term in Section B of the applicable Schedule for such Project Interest.
“Basic Term Expiration Date”, with respect to any Project Interest, shall have the meaning given such term in Section B of the applicable Schedule for such Project Interest.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.
“Bill of Sale” shall mean the bill of sale in form and substance as set forth in Annex B to Exhibit No. 1 to the Master Lease Agreement], for any Project Interest.
“Business Day” shall mean any day other than a Saturday, a Sunday, and any day on which banking institutions located in the State of New York are authorized by law or other governmental action to close.
“Casualty Occurrence” shall have the meaning given such term in Section 6(a) of the Master Lease Agreement.
“Casualty Project” shall have the meaning given such term in Section 6(b)(ii) of the Master Lease Agreement.
“Certificate of Acceptance” shall mean the certificate of acceptance, in the form set forth on Annex C to Exhibit No. 1 of the Master Lease Agreement with respect to any Project Interest, executed and delivered by the applicable Lessee to the applicable Lessor pursuant to the Lease Documents.
“Claims” shall have the meaning given such term in Section 11(a) of the Master Lease Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean, with respect to any Schedule, the Collateral as defined in the Security Agreement relating to such Schedule, and all other collateral pledged to the Lessor under any other Security Document with respect to such Schedule.
“Default” shall mean an event that with the passage of time or giving of notice, or both, would constitute an Event of Default.
“Discount Rate” shall have the meaning given such term in Section C of the applicable Schedule.
“EBO” shall mean an early buy-out of the Project Interest pursuant to Article 9 of the Lease.
“EBO Date” shall have the meaning given such term in Section B of the applicable Schedule.
“EBO Price” shall have the meaning given such term in Section B of the applicable Schedule.
“End of Term Purchase Price” shall have the meaning given such term in Section B of the applicable Schedule.
“Environmental Claim” means, with respect to any Person, any written notice, claim, demand or other written communication (a) by any Governmental Authority for enforcement, cleanup, removal, response, or remedial actions or damages pursuant to any applicable Environmental Law, (b) by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of
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Hazardous Materials or arising from alleged injury or threat of injury by Hazardous Materials to human or animal health or safety or to the environment or (c) by any Person otherwise alleging or asserting liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by that referenced Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.
“Environmental Laws” means any and all present and future Governmental Rules relating to protection of the environment, the management, release or threatened release of any Hazardous Material or to human health and safety as either relates to exposure to Hazardous Materials. The term “Environmental Law” includes the terms and conditions of any Governmental Approval issued under any Environmental Law or with respect to any Hazardous Material.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Lessee, the Guarantor, Master Lessee or Operator directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“EPC Contract” shall mean, with respect to any Project, each contract for the engineering, procurement and/or construction of such Project, in form and substance acceptable to the applicable Lessor, and identified on the applicable Schedule.
“EPC Contractor” shall mean, with respect to any Project, any Person providing work for such Project (or any portion thereof) under an EPC Contract.
“Equipment” shall mean, with respect to a Project, (i) the overhead, buried and/or submarine transmission lines (including applicable duct banks and splice pits), substation, converter station and other high voltage infrastructure, and attendant facilities and other equipment listed and/or described in Annex A to the applicable Schedule, including (except as otherwise set forth in the applicable Schedule), (ii) Parts or components thereof, (iii) ancillary equipment or devices furnished therewith under the Lease, (iv) all manuals and records (other than rental records) with respect to such Project, (v) all substitutions and replacements of any and all thereof, including, but not limited to, any replacement equipment which may from time to time be substituted for the Equipment leased hereunder; and (vi) all Additions and Alterations (other than Severable Improvements), together in each case with any and all Parts permanently incorporated or installed in or attached thereto or any and all Parts temporarily removed therefrom. Except as otherwise set forth herein, at such time as replacement equipment shall be so substituted and leased hereunder, such replaced item of Equipment shall cease to be Equipment hereunder.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Lessee, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“Event of Default” shall have the meaning given such term in Section 9(a) of the Master Lease Agreement.
“EWG” means an “exempt wholesale generator” as such term is defined under PUHCA.
“Fair Market Value” shall mean the price which a willing buyer (who is neither a lessee in possession nor a used equipment or scrap dealer) would pay for the Project Interest in an arm’s-length transaction to a willing seller under no compulsion to sell, and both having reasonable knowledge of the relevant facts; provided, however, that in such determination (except for purposes of Section 9(b) of the Master Lease Agreement): (i) the Project shall be assumed
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to be in the condition in which it is required to be maintained and returned under the Lease; (ii) in the case the Project is installed, that Project shall be valued as a [going concern]; and (iii) costs of removal from the current location shall not be a deduction from such valuation.
“Fair Market Rental Value” shall mean the rental prices which a willing lessee (who is neither a lessee in possession nor a used equipment or scrap dealer) would pay for rental of the applicable property in an arm’s-length transaction with a willing lessor under no compulsion to rent, and both having reasonable knowledge of the relevant facts; provided, however, that in such determination with respect to the Project Interest (except for purposes of Section 9 of this Agreement): (i) the Project shall be assumed to be in the condition in which it is required to be maintained and returned under the Lease; (ii) in the case of any installed Project, that Project shall be valued on an installed basis; and (iii) costs of removal from the current location shall not be a deduction from such valuation.
“FERC” shall mean the Federal Energy Regulatory Commission.
“Finance Lease Obligations” means, for any Person, all obligations of that Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent that any such obligations are required to be classified and accounted for as a finance lease on a balance sheet of that Person under GAAP.
“Financial Officer” means the respective chief financial officer, principal accounting officer, treasurer or controller or other officer of the Lessee.
“FPA” means the Federal Power Act codified at 16 U.S.C. ch. 12.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Approvals” means (a) any authorizations, consents, approvals, licenses, rulings, permits, tariffs, rates, certifications, filings, variances, orders, judgments, decrees by or with a relevant Governmental Authority and (b) any required notice to, any declaration of, or with, or any registration by, or with, any relevant Governmental Authority.
“Governmental Authority” means any national (United States of America or foreign), state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, body, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative power or functions of or pertaining to government.
“Governmental Rules” means, with respect to any Person, any law, rule, regulation, ordinance, order, code, judgment, decree, directive, guideline, policy, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Authority binding on such Person.
“Hazardous Materials” means all hazardous or toxic substances, wastes or other pollutants, including petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of “hazardous substances,” “hazardous materials,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “regulated substances,” “solid wastes,” or “contaminants” or words of similar import, under any Environmental Laws.
“Indebtedness” of any Person shall mean (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property of such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) any indebtedness of others secured by a lien or other encumbrance on any property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) all obligations of such
4

Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (whether contingent or otherwise); (e) obligations of such Person in respect of surety bonds or similar instruments (whether contingent or otherwise); (f) obligations of such Person to pay rent or other amounts under Finance Lease Obligations and (g) indebtedness of others as described in clauses (a) through (f) above in any manner guaranteed by such Person.
“Indemnified Party” shall have the meaning given such term in Section 11(a) of the Master Lease Agreement.
“Insured Parties” shall have the meaning given such term in Section 5(a) of the Master Lease Agreement.
“Investment Grade” shall mean at least BBB- by S&P or at least Baa3 by Moody’s.
“Late Charge” shall have the meaning given such term in Section 2(b) of the Master Lease Agreement.
“Lease” shall mean, individually, with respect to any Project Interest, (i) the Master Lease Agreement, as executed and delivered by the parties hereto, together with (ii) the applicable Schedule, as executed and delivered with respect to such Project Interest, between the applicable Lessor and the applicable Lessee, and shall include any riders to the Master Lease Agreement entered into with respect to such Schedule. The term “Lease” shall, except where the context otherwise requires, include the applicable Schedule, incorporating by reference the terms and conditions of the Master Lease Agreement.
“Lease Documents” shall mean, with respect to any Project Interest, the applicable Lease, the Purchase and Sale Agreement, the Schedule, the Bill of Sale, the Certificate of Acceptance, each of the Security Documents, any Officer’s Certificate, and any other document or instrument entered into on or after the applicable Basic Term Commencement Date that relates to the transactions contemplated by the Lease other than the Project Documents.
“Lessee” shall have the meaning given such term in the preamble to the Master Lease Agreement.
“Lessee’s Knowledge” shall mean the knowledge, after due inquiry, of the Lessee.
“Lessee Person” means the Lessee, any Affiliate of the Lessee or any successor, assign, transferee agent or employee of any of the foregoing and any Person (other than the Lessor or any Person claiming through the Lessor) in possession of the Equipment or any portion thereof or claiming through any of the foregoing.
“Lessor” shall have the meaning given such term in the preamble to the Master Lease Agreement.
“Lessor Documents” shall have the meaning given such term in Section 15(b) of the Master Lease Agreement.
“Lessor’s Cost” shall have the meaning given such term in Section B of the applicable Schedule.
“Lessor’s Lien” shall mean any Lien affecting the Project or any part thereof arising as a result of (i) any claim against the Lessor not related to the transactions contemplated by this Lease or the other Lease Documents, or (ii) Taxes imposed against the Lessor or the consolidated group of taxpayers of which it is a member which are not to be indemnified against by the Lessee under the Lease.
“Lien” shall mean any mortgage, chattel mortgage, deed of trust, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest, lease in the nature of a security interest, statutory right in rem, or claim of any kind, including any thereof arising under any conditional sale agreement, finance lease, equipment trust agreement or title retention agreement.
“Material Adverse Effect” shall mean a material adverse effect on (a) the Project or the Equipment, (b) the ability of the Lessee to perform its obligations under any of the Lease Documents or the Project Documents (including the timely payment of Basic Rent), (c) the validity or enforceability of any of the Lease Documents or the Project Documents, (d) the rights, remedies, powers and privileges of the Lessor under any of the Lease Documents, or (e)
5

the value of the Collateral, taken as a whole, or the validity, enforceability or priority of the security interest granted in favor of the Lessor pursuant to the Security Documents.
“Master Purchase and Sale Agreement” shall have the meaning set forth in the Recitals to this Master Lease Agreement.
“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the applicable Lessee or any ERISA Affiliate and which is covered by Title IV of ERISA.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC Laws” means any laws, regulations, and Executive Orders relating to the economic sanctions programs administered by OFAC, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).
“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.
“OFAC Violation” has the meaning assigned to such term in Section 7(d) of the Master Lease Agreement.
“Officer’s Certificate” shall mean a certificate signed by a Financial Officer of the applicable Lessee substantially in the form of Exhibit No. 2 hereto.
“Operator” means with respect to any Project, the Person that is identified by the applicable Lessee as the operator on the applicable Schedule, is satisfactory to the Lessor and is organized under the laws of the state in which such Project is located if construction laws and regulations in such state so require and any replacement operator agreed to by the Lessor. If no Operator is specified in the Schedule, then Lessee shall be deemed to act as Operator for all purposes under the Lease Documents.
“Other Lease” means any other lease executed pursuant to the Master Lease Agreement other than the applicable Lease.
“Overdue Rate” shall have the meaning given such term in Section C of the applicable Schedule.
“Part 292” shall mean Part 292 of FERC’s regulations (18 C.F.R. Part 292).
“Parts” shall mean all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature which may now or from time to time be incorporated or installed in or attached to, or were provided by the manufacturer with, the Project, including after temporary removal from such Equipment.
“Payment Date” shall have the meaning given such term in Section 6(b) of the Master Lease Agreement.
“Pension Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, maintained or contributed to by the Lessee or any of its ERISA Affiliates or to which the Lessee or any of its ERISA Affiliates has or may have an obligation to contribute (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.
“Permitted Lien” shall mean (i) the rights of the Lessor and the Lessee as provided herein and under the other Lease Documents, (ii) Lessor’s Liens, (iii) Liens for taxes either not yet due or being diligently contested in good faith by appropriate proceedings and so long as adequate reserves are maintained with respect to such Liens and
6

available to the Lessee for the payment of such taxes or that are secured by a bond reasonably acceptable to the Lessor and only so long as neither such proceedings nor such Liens involve any material danger of the sale, forfeiture, loss or loss of use of the Project or any part thereof, or any interest of the Lessor therein or any risk of criminal liability of the Lessor and the Lessee has given the Lessor prior written notice of the Lessee’s intent to contest any such taxes and the Lessee has agreed to indemnify the Lessor for any and all costs and expenses (including, without limitation reasonable and invoiced attorneys’ fees) which the Lessor may incur as a result of such contest, (iv) inchoate materialmen’s, mechanics’, workmen’s, repairmen’s, or other like inchoate Liens arising in the ordinary course of the Lessee’s business for sums either not delinquent or being diligently contested in good faith and only so long as neither such proceedings nor any such Liens involve any material danger of the sale, forfeiture, loss or loss of use of the Project or any part thereof, or any interest of the Lessor therein or any material risk of material civil liability and further provided that adequate reserves are maintained with respect to such Liens or that are secured by a bond reasonably acceptable to the Lessor and provided that the Lessee has given the Lessor written notice thereof, (v) Liens arising out of any judgment or award against the Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings diligently conducted and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and so long as adequate reserves are available to the Lessee for the payment of such obligations or that are secured by a bond reasonably acceptable to the Lessor and there is no material danger of sale, forfeiture, loss, or loss of use of the Project or material risk of material civil liability and the Lessee shall have given the Lessor written notice thereof. In the case of a Project Interest comprised of a co-tenancy or undivided interest, Permitted Liens shall include Liens permitted to be incurred or granted with respect to the Project by the applicable co-tenant or co-owner in accordance with applicable Project Documents.
“Person” shall include any individual, partnership, corporation, company, trust, unincorporated organization, joint venture, limited liability company, trust, voluntary association or Governmental Authority.
“Plan” shall mean an employee benefit or other plan established or maintained by the Lessee or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.
“Project” shall mean an integrated system for the transmission of electric power, including overhead, buried and/or submarine transmission lines (including applicable duct banks and splice pits), substation, converter station and other high voltage infrastructure, and attendant facilities, and consists of the Equipment related thereto.
“Project Documents” shall mean all of the agreements and documents necessary or recommended to operate, maintain, test, repair, use and monetize the applicable Project, including each document listed in Annex H of the applicable Schedule as Project Documents, and each Additional Project Document. Reference to any Project Document shall include all appendices, annexes, exhibits, riders and schedules thereto.
“Project Interest” shall mean the Project, or portion thereof, transferred to Lessor pursuant to the Bill of Sale, which where indicated in the applicable Schedule or pursuant to the applicable Project Documents, the “Project” may consist of an undivided or co-tenancy interest in the applicable transmission assets.
“Project Location” shall mean the location of the Project specified in Annex A of the applicable Schedule.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Prudent Industry Standards” shall mean the practices, methods and acts engaged in or approved by a significant portion of the high voltage electric transmission industry in the United States that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision was made, would have been expected to accomplish the desired result in a manner consistent with Applicable Law, equipment manufacturer’s recommendations, reliability, safety, economy and expedition.
“PUHCA” means the Public Utility Holding Company Act of 2005, 42 U.S.C. sec. 16451 et seq. and the regulations of the FERC thereunder at 18 C.F.R. Part 366.
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“Purchase and Sale Agreement” shall have the meaning set forth in the Recitals to this Master Lease Agreement.
“Relevant Amount” shall have the meaning given such term in Section 2(e)(ii) of the Master Lease Agreement.
“Renewal Term” shall have the meaning given such term in Section 8(d) of the Master Lease Agreement.
“Renewal Term Expiration Date” shall have the meaning given such term in Section 8(d) of the Master Lease Agreement.
“Rent” shall have the meaning given such term in Section 2(b) of the Master Lease Agreement.
“Rent Payment Date” shall have the meaning given such term in Section C of the applicable Schedule.
“Replacement Equipment” shall have the meaning given such term in Section 6(b)(i) of the Master Lease Agreement.
“S&P” means Standard & Poor’s Ratings Service, a division of the McGraw Hill Companies, Inc.
“Schedule” shall have the meaning given such term in Section 1 of the Master Lease Agreement.
“SEC” shall mean United States Securities and Exchange Commission or any successor agency or regulatory authority.
“Security Agreement” shall mean, with respect to a Project Interest, the Security Agreement between the Lessee and Lessor.
“Security Documents” means, with respect to a Project Interest, collectively, the applicable Security Agreement and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered pursuant to or otherwise in connection with any of the Lease Documents or Project Documents or transactions contemplated thereby.
“Severable Improvement” shall have the meaning given such term in Section 4(d) of the Master Lease Agreement.
“Site Host(s)” shall mean for any Project, each applicable landlord or other Site Agreement counterparty.
“Site Agreement” shall mean for any Project, the site agreement(s) providing the rights in the Project Location for ownership, construction and operation of the Project (including any applicable site lease, easement or license).
“Stipulated Loss Value” shall mean, for any date of determination, the amount set forth in Annex E to the relevant Schedule as of such determination date.
“Stipulated Loss Value Determination Date” shall mean, for any date of determination, the applicable date set forth in column (a) of Annex E to the relevant Schedule.
“Stock” shall mean the issued and outstanding capital stock having ordinary voting powers, membership interests or similar equity interests of any Person.
“Subsidiary” means, for any Person at any date, any corporation, limited liability company, partnership, association or other entity (a) the accounts of which would be consolidated with those of that Person in consolidated financial statements prepared in accordance with GAAP as of that date, (b) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by that Person or (c) that is, as of that date, otherwise controlled, by that Person or one or more Subsidiaries of that Person or by that Person and one or more of its Subsidiaries.
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“Supplemental Rent” shall have the meaning given such term in Section 2(b) of the Master Lease Agreement.
“Taxes” and “Tax” shall mean any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income (whether net, gross or adjusted gross), gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by Governmental Authorities, together with any penalties, fines or interest thereon or additions thereto.
“Term” shall have the meaning given such term in Section 2(a) of the Master Lease Agreement.
“Transactions” means, with respect to any Project Interest, the execution, delivery and performance by the Lessee of the Lease and other Lease Documents to which it is a party and the transactions contemplated by the Lease and such other Lease Documents.
“UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.
Rules of Construction. Unless otherwise specified, references in any Lease Document or any of the appendices, annexes, exhibits or schedules thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Lease Document. The words “herein,” “hereof’ and “hereunder” and other words of similar import used in any Lease Document refer to such Lease Document as a whole, including all appendices, annexes, exhibits, riders and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Lease Document or any such appendix, annex, exhibit, rider or schedule. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Lease Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Except as otherwise expressly provided in the Lease, all terms of an accounting or financial nature are to be construed in accordance with GAAP, as in effect from time to time.
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EXHIBIT NO. 1

PROJECT SCHEDULE
SCHEDULE NO. __
DATED THIS ____ DAY OF ____________, 20__
TO MASTER LEASE AGREEMENT DATED AS OF [________]

[Project Lessor] (or its successors or permitted assigns, the “Lessor”) c/o [________] [________] [________] [________] Attention: [________] Fax: [________] Tel: [________]	[Project Lessee] (or its successors or permitted assigns, the “Lessee”) c/o [________] [________] [________] [________] Attention: [________] Fax: [________] Tel: [________]
Type of Entity: [_________]
Jurisdiction of Organization: [_________]
This Project Schedule is hereby executed and delivered by the Lessor and the Lessee (the “Schedule”) pursuant to, and incorporates by reference the terms and conditions of, the Master Lease Agreement dated as of [________] between [________], [________], the certain designated lessees party thereto from time to time and the certain lessors party thereto from time to time (as amended, restated or substituted from time to time, the “Master Lease Agreement”, and together with this Schedule, the “Lease”). This Lease constitutes a separate instrument of lease between the Lessor and the Lessee. The Lessee hereby agrees that, as of the date hereof, it shall become a party to, and will be bound by, the Master Lease Agreement and all other Lease Documents as a “Lessee” thereunder. [The Lessor hereby agrees that, as of the date hereof, it shall become a party to, and will be bound by, the Master Lease Agreement and the other Lease Documents to which it is a party as “Lessor” thereunder.]1 Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement, and the rules of construction therein shall apply hereto.
A.    Project.
Pursuant to the terms of the Lease, the Lessor agrees to acquire and lease to the Lessee the Project Interest (including the Equipment) listed on Annex A attached hereto and made a part hereof and located at the Project Location.
1To be included if using a designee Lessor.
1

B.    Financial Terms.

1. Lessor’s Cost:	$[__________][2]
2. Term:	[twenty (20)] years
3. Basic Term Commencement Date:	_________________
4. Basic Term Expiration Date:	_________________
5. Project Location:	The location or locations described and depicted on Annex J.
6. EBO Dates:	[The fifth anniversary of the Basic Term Commencement Date, and the fifth anniversary of each EBO Date (but excluding the end of the Term), as further described on Annex G.]
7. EBO Price:	[The amount set forth in Annex G attached hereto.]
8. Stipulated Loss Value:	See Annex E attached hereto for calculation of the Stipulated Loss Value of the Project Interest during the Term.
9. Federal Tax ID No.:	[_______________]
10. Organizational No.: Lessee:	[_______________]
11. End of Term Purchase Price:	$[_______________][3]
C.    Basic Rent; Overdue Rate; Discount Rate; One Year Average Rent. Commencing on the Basic Term Commencement Date, and on each date listed on Annex F attached hereto the Lessee shall pay the rental installments, without demand, as specified on Annex F attached hereto. Each date for the payment of Basic Rent during the Term as listed on Annex F is herein referred to as a “Rent Payment Date”. If any Rent Payment Date is not a Business Day, the Basic Rent otherwise due on such date shall be payable on the immediately preceding Business Day.
Overdue Rate: Six percent (6%) per annum.
Discount Rate: [The Rate of Return described on Annex J of the applicable Purchase Agreement]
2 NTD: To be populated in connection with execution of the Project Schedule in an amount equal to the final Purchase Price under the applicable Purchase Agreement.
3 NTD: To be populated in connection with execution of the Project Schedule based on methodology set forth in Annex J to applicable Purchase Agreement.
2

D.    Insurance.4
E.    Project Documents.
“Project Documents” shall mean each of the documents listed on Annex H attached hereto and each Additional Project Document entered into in accordance with the Master Lease Agreement.
F.    Governing Law; Binding Effect. THIS PROJECT SCHEDULE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS OTHER CONFLICT OF LAWS PRINCIPLES, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.) This Project Schedule shall be binding on the undersigned and its successors and permitted assigns and shall inure to the benefit of each of the Lessor and the Lessee and its Affiliates and their respective successors and permitted assigns.
G.    Date of Execution. [Date]
H.    Payment Instructions.
Bank Name: [__________]
ABA No.: [__________]
Account Name: [project name]
For credit to: [__________]
Account No.: [ACCOUNT NUMBER]
Reference: [ ]
I.    Operator: _______________________________________
J.    Post-Closing Obligations: _______________________________________
K.    Modifications to Master Lease:5 For purposes of this Lease, the following modifications shall apply:

4 NTD: Any Project-specific insurance requirements to be inserted.
5 NTD: Project specific modifications to be populated in connection with execution of Project Schedule.
3

IN WITNESS WHEREOF, the Lessee and the Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:	LESSEE:
[________] By: [________]	[PROJECT LESSEE]
By: Name: Title:	By: Name: Title:
Counterpart No. ____ of____ serially numbered manually executed counterparts.
1

ANNEX A
TO
SCHEDULE NO. __
DATED THIS ____ DAY OF ____________,20[__]
TO MASTER LEASE AGREEMENT DATED AS OF [_______________]
DESCRIPTION OF PROJECT

[TO BE INSERTED BASED ON PROJECT SPECIFICS]

ANNEX B
TO
SCHEDULE NO. __
DATED THIS ____ DAY OF ____________,20[__]
TO MASTER LEASE AGREEMENT DATED AS OF [________]
BILL OF SALE
KNOW ALL MEN BY THESE PRESENTS: [PROJECT LESSEE] (“Seller”), for and in consideration of the sum of [AGREED PURCHASE PRICE ($___)]6 (the “Agreed Purchase Price”) and other good and valuable consideration, provided by [________] (“Buyer”), the receipt of which is hereby acknowledged, does hereby sell, assign, transfer, set over, deliver and convey to Buyer all of its right, title and interest in the Project Interest (including the Equipment) (the “Project Interest”) [ADD DETAILED DESCRIPTIONS] described in Project Schedule No. [__] and listed in Annex A to such Schedule (said Schedule and Master Lease Agreement (as defined below) being collectively referred to as the “Lease”) unto Buyer and to Buyer’s successors.
Buyer is purchasing the Project Interest for leasing to Seller pursuant to the Master Lease Agreement, dated as of [________] (as the same may be amended, amended and restated, supplemented or otherwise modified, the “Master Lease Agreement”) among [________], [________], the certain other designated lessees and lessors party thereto from time to time. Seller represents and warrants to Buyer and its successors and assigns that (i) Buyer will acquire by the terms of this Bill of Sale good and marketable title to the Project Interest free from all Liens (other than Lessor’s Liens) and (2) Seller has the full, legal, good, marketable and beneficial title to the Project Interest and right to sell and convey such good and marketable title. Seller agrees with Buyer and its successors and assigns that Seller will warrant and forever defend such title so conveyed against all claims and demands whatsoever (except Lessor’s Liens). It is agreed that the Project Interest shall after the transfer of title as set forth above, but subject to the Lease Documents, remain in the custody of Seller. All terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Lease, and the rules of usage set forth therein shall apply hereto.
THIS BILL OF SALE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6Such amount shall be equal to the applicable Lessor’s Cost.

IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Bill of Sale this ____ day of [ ], 20__

BUYER:	SELLER:
[________] By: [________]	[PROJECT LESSEE]
By: Name: Title:	By: Name: Title:

ANNEX C
TO
SCHEDULE NO. __
DATED THIS ____ DAY OF ____________, 20__
TO MASTER LEASE AGREEMENT DATED AS OF [________]
CERTIFICATE OF ACCEPTANCE
To:    [________] (or its successors or permitted
    assigns, the “Lessor”)
    [________]
    [________]
    [________]
    Attention: [________]
    Fax: [________]
    Tel: [________]

Pursuant to the provisions of Schedule No. __ dated as of [ ], [_______] (the “Schedule”), between [PROJECT LESSEE] (the “Lessee”), as Lessee and [________] (the “Lessor”), as Lessor executed pursuant to that certain Master Lease Agreement, dated as of [________] (said Schedule together with the Master Lease Agreement, collectively, the “Lease”) between [________], [________], the certain designated lessees party thereto from time to time and the certain lessors party thereto from time to time, the Lessee hereby certifies and warrants that (a) the Project Interest (including the Equipment) listed in Annex A to the Schedule is in good working order and operating condition and is, located at the Project Location specified in the Schedule; and (b) the Lessee accepts the Project Interest for all purposes of the Lease and all attendant documents. All terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Lease and the rules of usage set forth therein shall apply thereto.
The Lessee does further certify that as of the date hereof (i) no Default or Event of Default shall have occurred and be continuing, and no Default will result from the consummation of the Transactions, and (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct in all material respects on the date hereof.

[Project Lessee] Lessee’s Financial Officer
Dated: ________________________, 20__

ANNEX D
TO
SCHEDULE NO. __
DATED THIS ____ DAY OF ____________, 20__
TO MASTER LEASE AGREEMENT DATED AS OF [________]
RETURN PROVISIONS
Upon the expiration or any termination of the Lease (unless Lessee purchases the Project Interest or renews the Lease pursuant to the Lease) and the Lessee has elected to return the Project Interest pursuant to Section 8 of the Lease, the Lessor and Lessee agree as follows:
(i)    All rights to use the Project Interest granted under the Lease for the benefit of the Lessee shall cease and terminate.
(ii)    Lessee shall, at its own expense, perform any testing and repairs required to return the Project to the same condition as when delivered to Lessee, fully capable of performing all functions for which it was originally designed (or as upgraded during the Term), ordinary wear and tear excepted, and in compliance with any additional return conditions set forth herein and under the Lease. Lessee shall surrender the Project Interest to Lessor installed and in use at the Project Location set forth in the Lease, free and clear of all Liens (except for Lessor’s Liens), and Lessee shall (1) assign the Site Agreement(s) to the Lessor, which assignment shall provide the Lessor with similar access to the Project Location as enjoyed by Lessee for the then remaining term under the Site Agreement(s) (including all renewals) or, in the event that the Lessee owns the Project Location in fee, Lessee shall enter into a Site Agreement with Lessor for the remainder of the useful life of the applicable Project for the then applicable Fair Market Rental Value, (2) assign all of its rights under each other Project Document to the Lessor as permitted by the terms of such Project Documents, and make commercially reasonable efforts to obtain any required counterparty consents in connection with such assignment, (3) at the request of the Lessor, sell to the Lessor (and the Lessor shall purchase from the Lessee) any equipment and other personal property owned by the Lessee and used in connection with the Project, in each case that are not part of the Project, at their then Fair Market Value (determined in accordance with the definition of Fair Market Value set forth in Appendix A to the Master Lease Agreement), and (4) secure all requested consents, assignments and acknowledgments as may be reasonably requested by Lessor. In the case of an assignment of the Site Agreement or any Project Document pursuant to this paragraph, Lessor shall (i) accept such assignment and shall assume the obligations of the Lessee under such assigned document to the extent such obligations arise after the date of such assignment and are not attributable to acts or omissions of the Lessee occurring prior to the date of such assignment and (ii) cooperate in good faith with the Lessee to obtain a release from the applicable counterparty to such agreement, releasing Lessee from the obligations so assumed by Lessor.
(iii)    Without limiting the generality of the foregoing, [ADDITIONAL PROJECT-SPECIFIC RETURN CONDITIONS TO BE POPULATED BY THE PARTIES IN CONNECTION WITH EXECUTION OF THE PROJECT SCHEDULE]7.
Lessee shall be responsible for the cost of all repairs, alterations, inspections, storage charges, transportation expenses, insurance costs, demonstration costs, and other related costs necessary to place the Project in such condition as to be in complete compliance with the Lease and this Annex D.
In addition to Lessor’s other rights and remedies under the Lease, if the Project Interest and the related records are not returned in a timely fashion, or if repairs are necessary to place the Project in the condition required by the Lease, Lessee shall (i) continue to pay to Lessor per diem basic rent at the average annual rate over the life of the Lease (daily equivalent) with respect to the Project, for the period of delay in redelivery, and/or for the period of time reasonably necessary to accomplish such repairs or maintenance, (ii) make such repairs at its own expense or pay to Lessor an amount equal to the aggregate cost of any such repairs and (iii) if possession of such Project Interest remains with Lessee, fully comply with all of its payment and other obligations under the Lease
7 NTD: To be populated in connection with execution of the Project Schedule.

notwithstanding the expiration or termination of the Term. Lessor’s acceptance of such rent on account of such delay and/or repair does not constitute an extension or renewal of the term of the Lease or a waiver of Lessor’s right to prompt return of such Project in proper condition. Such amount shall be payable upon the earlier of Lessor’s demand or the return of such Project Interest in accordance with the Lease. In addition to such rent on account of delay and/or repair, Lessor shall have all of its other rights and remedies available as a result of this nonperformance.

ANNEX E
TO
SCHEDULE NO. __
DATED THIS ____ DAY OF ____________, 20__
TO MASTER LEASE AGREEMENT DATED AS OF [________]
STIPULATED LOSS VALUE TABLE8

With respect to the B2H Project subject to the Purchase Agreement executed as of even date with the Master Lease Agreement to which this form of Project Schedule is attached, the Stipulated Loss Value shall be calculated to provide a value for each month of the Lease Term that represents the amount which, as of such date, would be sufficient to refund to Lessor the entire remaining balance of Lessor’s Cost plus its return contemplated by the Lease Documents, after taking into account Basic Rent scheduled to be paid prior to such date, and subject to appropriate adjustment for net present valuation.
8 NTD: To be populated in connection with execution of the Project Schedule based on methodology set forth in Annex J to applicable Purchase Agreement.

ANNEX F
TO
SCHEDULE NO. __
DATED THIS ____ DAY OF ____________, 20__
TO MASTER LEASE AGREEMENT DATED AS OF [________]
BASIC RENT9

With respect to the B2H Project subject to the Purchase Agreement executed as of even date with the Master Lease Agreement to which this form of Project Schedule is attached, the Basic Rent shall be calculated to be payable in quarterly levelized installments as follows. The specific amount due by Lessee for Basic Rent each quarter shall calculated at the Closing in accordance with this Annex F and shall be fixed for the term of the Lease.

The Basic Rent will be calculated such that the present value revenue requirement of the lease payments over the lease term will be the same as the present value of a proxy revenue requirement for the Project under traditional cost-of-service ratemaking that would apply if PacifiCorp owned the Project outright. The Basic Rent shall only be applicable for the 20-year initial term. To the extent Lessee extends the Lease pursuant to its Option to Renew, the Basic Rent shall be recalculated using the same formula below and levelized over the Renewal Term.

Specifically, the quarterly Basic Rent shall be calculated according to the following formula:

Quarterly Lease Payment = TotalNPVTraditionalARR x	r(1+r)[n]
(1+r)[n] - 1

Where:

n = number of quarters of the applicable lease term

r = periodic discount rate using after-tax RateOfReturn

TotalNPVTraditionalARR shall mean net present value of the sum of the AnnualProjectARRs over the applicable term period, with such initial term to be 20 years, with such net present value calculated using the after-tax RateOfReturn as the discount rate;

AnnualProjectARR shall mean, for each year of the lease term, an annual revenue requirement calculated as the sum of AnnualReturnOnRateBase and AnnualDepreciationExpense;

AnnualReturnOnRateBase shall mean, for each year of the lease term, the total return calculated by multiplying the pre-tax RateOfReturn by RateBase;

RateBase shall mean, for each year of the lease term, the net book value of the Project, adjusted downward for accumulated deferred income taxes attributable to the Project;

AnnualDepreciationExpense shall mean, for each year of the lease term, the amount of depreciation of the Project for that year using applicable depreciation rates over the useful life of the Project.

9 NTD: To be populated in connection with execution of the Project Schedule based on methodology set forth in Annex J to applicable Purchase Agreement.

RateofReturn shall mean the lower of (a) PacifiCorp’s regulated weighted average cost of capital from its OATT formula rate effective on the date of the closing; or (b) an average of PacifiCorp’s state authorized regulated weighted average cost of capital from the most recent state regulated retail rate case in each of state jurisdictions as of the date of the closing.

ANNEX G
TO
SCHEDULE NO. __
DATED THIS ____ DAY OF ____________, 20__
TO MASTER LEASE AGREEMENT DATED AS OF [________]
EBO PRICE10

With respect to the B2H Project subject to the Purchase Agreement executed as of even date with the Master Lease Agreement to which this form of Project Schedule is attached:

The EBO Price shall be calculated to equal the projected “net book value” of the Project Interest as of each EBO Date, as determined in accordance with FERC accounting practices and procedures.

The End of Term Purchase Price shall be calculated to equal the projected “net book value” of the Project Interest as of the Basic Term Expiration Date or Renewal Term Expiration Date, as applicable, as determined in accordance with FERC accounting practices and procedures.
10 NTD: To be populated in connection with execution of the Project Schedule based on methodology set forth in Annex J to applicable Purchase Agreement.

ANNEX H
TO
SCHEDULE NO. __
DATED THIS ____ DAY OF ____________, 20__
TO MASTER LEASE AGREEMENT DATED AS OF [________]
PROJECT DOCUMENTS11
[TO BE INSERTED BASED ON PROJECT SPECIFICS]
11 NTD: To be populated in connection with execution of the Project Schedule.

ANNEX I
TO
SCHEDULE NO. __
DATED THIS ____ DAY OF ____________, 20__
TO MASTER LEASE AGREEMENT DATED AS OF [________]
LIST OF PERMITS12
[TO BE INSERTED BASED ON PROJECT SPECIFICS]
12 NTD: To be populated in connection with execution of the Project Schedule.

ANNEX J
TO
SCHEDULE NO. __
DATED THIS ____ DAY OF ____________, 20__
TO MASTER LEASE AGREEMENT DATED AS OF [________]
PROJECT LOCATION13
[TO BE INSERTED BASED ON PROJECT SPECIFICS] 14
13 NTD: To be populated in connection with execution of the Project Schedule.
14 NTD: Maps, surveys, addresses and other indications of location may be used.

EXHIBIT NO. 2

FORM OF OFFICER’S CERTIFICATE15
Date of Certificate: ______________________
The undersigned, a Financial Officer of [Lessee] (the “Lessee”), a [_________], pursuant to Section 7(a) of that certain Master Lease Agreement, dated as of [________], between [________], [________], the certain designated lessees party thereto from time to time and the certain Lessors party thereto from time to time (the “Agreement”; all other capitalized terms used herein having the meaning given to them in the Agreement), which Agreement is incorporated by reference into that certain Schedule No. [__], dated as of [DATE], 20__ between Lessee and [LESSOR] (the “Schedule”, and together with the Agreement, the “Lease”; numbered Sections of “the Lease” referenced below, indicate the numbered sections of the Agreement), hereby certifies on behalf of [LESSEE] with respect to the Lease, that:

1.    Preliminary Matters
(a)    [He][She] is familiar with or has reviewed the terms of the Lease Documents and has made, or caused to be made under [his][her] supervision, a review of the transactions and conditions of Lessee during the preceding fiscal year;
(b)    The above review has not disclosed the existence, nor does [he][she] have actual knowledge of the existence, as of the date of this certificate, of any condition or event which constituted or constitutes any Default, Event of Default or Casualty Occurrence;

[or]
The above review has disclosed the existence of the following [Default] [Event of Default] [Casualty Occurrence]:
[fill in particulars]
Lessee [has instituted] [is taking] [proposes to take] the following actions, if any, in respect of the [Default] [Event of Default] [Casualty Occurrence]:
[fill in particulars]

1 Where this Officer’s Certificate provides choices, which are indicated by brackets, please choose the most accurate statement as of the date of issuance of this certificate by over-striking or omitting the inaccurate choices. Also, please fill in the blanks where possible and mark inapplicable blank spots with “N/A”.

2.    Material Adverse Effect; Litigation; Liens; Judgments.
[No event that would constitute a Material Adverse Effect has occurred since the date of the prior Officer’s Certificate provided pursuant to Section [7(a)] of the Lease.] [An event that constitute a Material Adverse Effect has occurred since the date of the prior Officer’s Certificate provided pursuant to Section [7(a)] of the Lease: [fill in particulars].]
There [is] [is not] any litigation, arbitration or government proceeding pending or, to my knowledge, threatened against the Lessee, the Sponsor, or which relates to the Project, the Collateral or Liens thereon.
There [are] [are not any] Liens on the Project or any part thereof other than Permitted Liens. [There [are] [are not] any Liens on any of the Collateral, other than clause (i) of the definition of Permitted Lien.]
There [is] [is not] any entry of any judgment or decree against the Project [or any of the Collateral.]

3. Insurance. The insurance carried by the Lessee for the Project [is] [is not] in compliance with the terms and conditions of Section 5 of the Lease.

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate on the date first above written.
[LESSEE] By: Name: Title: